Exhibit 1.1

Execution Version

TEEKAY CORPORATION

Common Stock

Having an Aggregate Offering Price of up to

$50,000,000

Equity Distribution Agreement

September 9, 2016

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York, 10013

Ladies and Gentlemen:

Teekay Corporation is a Marshall Islands corporation (the “Company”). The Company and the Operating Subsidiaries (as defined below) are hereinafter referred to collectively as the “Teekay Entities.” The Company confirms its agreement (this “Agreement”) with Citigroup Global Markets Inc. (the “Manager”) as follows:

1. Description of Shares. The Company proposes to issue and sell through or to the Manager, as sales agent and/or principal, common stock of the Company, par value $0.001 per share (the “Common Stock”), having an aggregate gross sales price of up to $50,000,000 (the “Shares”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For avoidance of doubt, the capitalized term “Shares” as used in this Agreement refers only to the Common Stock to be sold pursuant to this Agreement. For purposes of selling the Shares through the Manager, the Company hereby appoints the Manager as exclusive agent of the Company for the purpose of soliciting purchases of the Shares from the Company pursuant to this Agreement and the Manager agrees to use its reasonable efforts to solicit purchases of the Shares on the terms and subject to the conditions stated herein. The Company agrees that whenever it determines to sell the Shares directly to the Manager as principal, the Company’s board of directors (the “Board”) will authorize entry into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex B hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 18 hereof.

2. Representations and Warranties. The Company represents and warrants to, and agrees with, the Manager at the Execution Time as set forth below.

2.1

Registration. The Company meets the requirements for use of Form F-3 under the Act and has prepared and filed with the Commission a registration statement (File No. 333-213213) on Form F-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Shares. Such Registration Statement, including any amendments thereto and any related Rule 462(b) Registration Statement filed prior to the Execution Time or prior to such time this representation is repeated or deemed to be made, has been declared or become

1

effective under the Act. Copies of such Registration Statement and each of the amendments thereto, if any, which are not publicly available at www.sec.gov have been delivered by the Company to you.

Any reference to the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any documents or information incorporated by reference therein pursuant to Item 6 of Form F-3 under the Act, as of the date of such Base Prospectus, Prospectus Supplement or the Prospectus, as the case may be. Any reference to any amendment or supplement to the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, and incorporated by reference in the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be. Any reference to any amendment to the Registration Statement shall be deemed to include any periodic report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Base Prospectus, the Prospectus Supplement or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the knowledge of the Company, threatened by the Commission.

2.2	Ineligible Issuer. At the time of filing the Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act) of the Shares and at the date hereof, the Company was not and is not an “Ineligible Issuer” (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

2.3

Form of Documents. The Registration Statement conformed when filed and will conform in all material respects on each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer of Shares, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, with the applicable requirements of the Act and the rules and regulations thereunder. The Prospectus Supplement and the Prospectus conformed or will conform in all material respects when filed with the Commission pursuant to Rule 424(b), and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of the Shares, to the requirements of the Act and the rules and regulations thereunder. The documents incorporated by reference in the Prospectus Supplement or the Prospectus conformed, and any further documents

2

so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Act, as applicable, and the rules and regulations of the Commission thereunder.

2.4	No Material Misstatements or Omissions in the Registration Statement. The Registration Statement, as of each Effective Date, at the Execution Time, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Manager specifically for inclusion therein.

2.5	No Material Misstatements or Omissions in the Prospectus. The Prospectus, at the Execution Time, at each Applicable Date, on each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Manager specifically for inclusion therein.

2.6	No Material Misstatements or Omissions in Documents Incorporated by Reference. The documents incorporated by reference in the Prospectus Supplement or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.7	Proceedings Under the Act. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Shares.

2.8	Regulation M Exceptions. The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

2.9	Other Sales Agency Agreements. The Company is not party to any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Shares in accordance with Rule 415(a)(4) of the Act.

3

2.10	Formation and Qualification. Each of the Teekay Entities has been duly formed, domesticated or incorporated and is validly existing as a limited partnership, limited liability company or corporation, as the case may be, in good standing under the laws of its respective jurisdiction of formation, domestication or incorporation, and is duly registered or qualified to do business and is in good standing as a foreign limited liability company, limited partnership or corporation, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register or qualify would not reasonably be expected to have a Material Adverse Effect. “Material Adverse Effect,” as used throughout this Agreement, means a material adverse effect on the condition (financial or otherwise), results of operations, business, properties, assets or prospects of the Teekay Entities, taken as a whole, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto). Each of the Teekay Entities has all limited liability company, limited partnership or corporate, as the case may be, power and authority necessary to own or lease its properties currently owned or leased or to be owned or leased at each Settlement Date, and to conduct its business in all material respects as described in the Prospectus.

2.11	Valid Issuance of the Shares. At each Settlement Date and each Time of Delivery, if any, the Shares to be issued and sold on such date will be duly authorized by the Company and, when issued and delivered to the Manager simultaneously with payment therefor in accordance with the terms hereof, will be (i) validly issued, (ii) not subject to any preemptive right, resale right, right of first refusal or similar right, (iii) fully paid and nonassessable, and (iv) will conform to the description thereof in the Registration Statement and the Prospectus.

2.12	Ownership of Teekay Holdings. The Company directly owns 100% of the equity interests in Teekay Holdings Limited, a Bermuda corporation (“Teekay Holdings”); such equity interests have been duly authorized and validly issued in accordance with the organizational documents of Teekay Holdings and are fully paid and nonassessable; and the Company owns such equity interests free and clear of all pledges, liens, encumbrances, security interests, charges, equities or other claims (collectively, “Liens”).

2.13

Ownership of General Partners. Teekay Holdings directly owns a 100% membership interest in each of Teekay GP L.L.C., a limited liability company organized under the laws of the Marshall Islands (“TGP GP”), and Teekay Offshore GP L.L.C., a limited liability company organized under the laws of the Marshall Islands (“TOO GP”); such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of TGP GP (the “TGP GP LLC Agreement”) and the limited liability company agreement of TOO GP (the “TOO GP LLC Agreement”), respectively, and are fully paid (to the extent required under the TGP GP LLC Agreement and

4

TOO GP LLC Agreement, respectively) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands Limited Liability Company Act of 1996 and except as may be provided in the TGP GP LLC Agreement or the TOO GP LLC Agreement); and Teekay Holdings owns such membership interests free and clear of all Liens.

2.14	Ownership of GP Interests in the Partnerships. TGP GP is the sole general partner of Teekay LNG Partners L.P., a limited partnership organized under the laws of the Marshall Islands (“TGP”), with a 2.0% general partner interest in TGP; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of TGP, as amended or restated on or prior to the date hereof (the “TGP LPA”); and TGP GP owns such general partner interest free and clear of all Liens (except restrictions on transferability contained in the TGP LPA or under applicable securities laws). TOO GP is the sole general partner of Teekay Offshore Partners L.P., a limited partnership organized under the laws of the Marshall Islands (“TOO”), with a 2.0% general partner interest in TOO (excluding any preferred units in such calculation); such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of TOO, as amended or restated on or prior to the date hereof (the “TOO LPA”); and TOO GP owns such general partner interest free and clear of all Liens (except restrictions on transferability contained in the TOO LPA or under applicable securities laws).

2.15	Ownership of Sponsor Interests in TGP, TOO and Teekay Tankers.

a)	The Company indirectly owns 25,208,274 common units representing limited partner interests in TGP (the “TGP Sponsor Units”) and TGP GP owns 100% of the Incentive Distribution Rights (as defined in the TGP LPA) of TGP, in each case free and clear of all Liens, except (i) restrictions on transferability contained in the TGP LPA or under applicable securities laws and (ii) pursuant to the Margin Loan Agreement dated as of December 21, 2012 by and among Teekay Finance Limited, the lenders party thereto, Citibank, N.A., as administrative agent, and the Company, as amended (the “Margin Loan Agreement”).

b)	The Company directly or indirectly owns 39,138,990 common units representing limited partner interests in TOO (the “TOO Sponsor Units”) and TOO GP owns 100% of the Incentive Distribution Rights (as defined in the TOO LPA) of TOO, in each case free and clear of all Liens, except (i) restrictions on transferability contained in the TOO LPA or under applicable securities laws and (ii) pursuant to the Margin Loan Agreement.

c)	The Company indirectly owns 23,232,757 shares of Class B Common Stock, $0.01 par value, of Teekay Tankers Ltd., a corporation incorporated under the laws of the Marshall Islands (“Tankers”), and

5

17,154,474 shares of Class A Common Stock of Tankers. All such shares of Class A Common Stock and Class B Common Stock (collectively, the “Tankers Sponsor Shares”) have been duly authorized and are validly issued, fully paid and nonassessable; and, as applicable, the Company indirectly owns all such Tankers Sponsor Shares free and clear of all Liens, except (i) restrictions on transferability under applicable securities laws and (ii) pursuant to the Margin Loan Agreement.

2.16	Ownership of Operating Companies.

a)	TGP owns a 100% membership interest in Teekay LNG Operating L.L.C., a Marshall Islands limited liability company (“TGP Operating Company”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of TGP Operating Company, as amended or restated on or prior to the date hereof (the “TGP Operating Company LLC Agreement”), and is fully paid (to the extent required under the TGP Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands Limited Liability Company Act of 1996 and except as may be provided in the TGP Operating Company LLC Agreement); and TGP owns such membership interest free and clear of all Liens, except for Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Registration Statement and Prospectus.

b)	TOO owns a 100% membership interest in Teekay Offshore Holdings L.L.C. a Marshall Islands limited liability company (“Teekay Offshore Holdings”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Teekay Offshore Holdings, as amended on or prior to the date hereof (the “Teekay Offshore Holdings LLC Agreement”), and is fully paid (to the extent required under the Teekay Offshore Holdings LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands Limited Liability Company Act of 1996 and except as may be provided in the Teekay Offshore Holdings LLC Agreement); and TOO owns such membership interest free and clear of all Liens, except for Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Registration Statement and Prospectus.

c)

Teekay Offshore Holdings owns a 100% membership interest in Teekay Offshore Operating GP L.L.C., a Marshall Islands limited liability company (“OLP GP”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of OLP GP, as amended on or prior to the date hereof (“OLP GP LLC Agreement”), and is fully paid (to the extent required under the OLP GP LLC Agreement) and nonassessable (except

6

as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands Limited Liability Company Act of 1996 and except as may be provided in the OLP GP LLC Agreement); and Teekay Offshore Holdings owns such membership interest free and clear of all Liens, except for Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Teekay SEC Documents. Teekay Offshore Holdings directly owns a 99.09% limited partner interest in Teekay Offshore Operating L.P., a Marshall Islands limited partnership (“TOO Operating Company”); and OLP GP directly owns a 0.91% general partner interest in TOO Operating Company. All such partner interests have been duly authorized and validly issued in accordance with the partnership agreement of TOO Operating Company, as amended or restated on or prior to the date hereof (the “TOO Operating Company Partnership Agreement”), and are fully paid (to the extent required under the TOO Operating Company Partnership Agreement) and, with respect to the limited partner interests, are nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act and except as may be provided in the TOO Operating Company Partnership Agreement); and Teekay Offshore Holdings and OLP GP, respectively, own such partner interests free and clear of all Liens, except for Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Registration Statement and Prospectus.

2.17	Ownership of Operating Subsidiaries.

a)	TGP Operating Company owns, directly or indirectly, the equity interests in each of the entities set forth in Schedule I-A (the “TGP Operating Subsidiaries”) as described on Schedule I-A; such equity interests owned by TGP Operating Company are duly authorized and validly issued in accordance with the respective organizational documents of each TGP Operating Subsidiary, as amended or restated on or prior to the date hereof (the “TGP Operating Subsidiaries’ Organizational Documents”), and are fully paid (to the extent required under the TGP Operating Subsidiaries’ Organizational Documents) and nonassessable (except as such nonassessability may be affected by the applicable statutes of the jurisdiction of formation of the applicable TGP Operating Subsidiary and except as may be provided in the TGP Operating Subsidiaries’ Organizational Documents); and TGP Operating Company owns such equity interests free and clear of all Liens, except for Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Registration Statement and Prospectus.

b)

TOO, Teekay Offshore Holdings and TOO Operating Company own, directly or indirectly, the equity interests in each of the entities set forth in Schedule I-B (the “TOO Operating Subsidiaries”) as described on

7

Schedule I-B; such equity interests have been duly authorized and validly issued in accordance with the respective organizational documents of each TOO Operating Subsidiary, as amended or restated on or prior to the date hereof (the “TOO Operating Subsidiaries’ Organizational Documents”), and are fully paid (to the extent required under the TOO Operating Subsidiaries’ Organizational Documents) and nonassessable (except as such nonassessability may be affected by the applicable statutes of the jurisdiction of formation of the applicable TOO Operating Subsidiary and except as may be provided in the TOO Operating Subsidiaries’ Organizational Documents); and TOO and TOO Operating Company, as applicable, own such equity interests free and clear of all Liens, except for Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Registration Statement and Prospectus.

c)	Tankers owns, directly or indirectly, 100% of the equity interests in each of the entities set forth in Schedule I-C (the “Tankers Operating Subsidiaries”) as described on Schedule I-C; such equity interests are duly authorized and validly issued in accordance with the respective organizational documents of each Tankers Operating Subsidiary, as amended or restated on or prior to the date hereof (the “Tankers Operating Subsidiaries’ Organizational Documents”), and are fully paid (to the extent required under the Tankers Operating Subsidiaries’ Organizational Documents) and nonassessable (except as such nonassessability may be affected by the applicable statutes of the jurisdiction of formation of the applicable Tankers Operating Subsidiary and except as may be provided in the Tankers Operating Subsidiaries’ Organizational Documents); and Tankers owns such equity interests free and clear of all Liens, except for Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Registration Statement and Prospectus.

d)	The Company owns, directly or indirectly, the equity interests in each of the entities set forth in Schedule I-D (the “Company Operating Subsidiaries”) as described on Schedule I-D; such equity interests are duly authorized and validly issued in accordance with the respective organizational documents of each Company Operating Subsidiary, amended or restated on or prior to the date hereof (the “Company Operating Subsidiaries’ Organizational Documents”), and are fully paid (to the extent required under the Company Operating Subsidiaries’ Organizational Documents) and nonassessable (except as such nonassessability may be affected by the applicable statutes of the jurisdiction of formation of the applicable Company Operating Subsidiary and except as may be provided in the Company Operating Subsidiaries’ Organizational Documents); and the Company owns such equity interests free and clear of all Liens, other than Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Registration Statement and the Prospectus.

8

2.18	No Other Subsidiaries. Other than its interests in (i) Teekay Holdings, (ii) Teekay Finance Limited (iii) TGP GP, (iv) TOO GP, (v) TGP, (vi) TOO, (vii) Tankers, (viii) TGP Operating Company, (ix) Teekay Offshore Holdings, (x) TOO Operating Company, (xi) OLP GP, (xi) the TGP Operating Subsidiaries, (xii) the TOO Operating Subsidiaries, (xii) the Tankers Operating Subsidiaries and (xiv) the Company Operating Subsidiaries ((i) through (xiv), collectively, the “Operating Subsidiaries”), the Company does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity except as described in the Registration Statement and the Prospectus and except for entities that do not, directly or indirectly, own any vessels or conduct any operations.

2.19	No Preemptive Rights or Options. Except as described in the Registration Statement, the Prospectus, the TGP LPA and the TOO LPA, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity interests of the Teekay Entities. Except as described in the Registration Statement, the Prospectus, the TGP LPA and the TOO LPA, there are no outstanding options or warrants to purchase any Common Stock or other interests in the Company or, to the Company’s knowledge, any equity interests in any Operating Subsidiary.

2.20	No Registration Rights. No holder of securities of the Teekay Entities has rights to the registration of such securities under the Registration Statement, except for any rights pursuant to (i) the Registration Rights Agreement, dated November 16, 2015 by and among the Company and J.P. Morgan Securities LLC, for itself and as representative of the several initial purchasers listed in Schedule 1 thereto, (ii) the Registration Rights Agreement among Teekay Corporation, Tradewinds Trust Co. Ltd., as Trustee for the Cirrus Trust, and Worldwide Trust Services Ltd., as Trustee for the JTK Trust, and (iii) the Registration Rights Agreement by and among the Company and the Purchasers named on Schedule A thereto, dated as of June 29, 2016, with respect to Common Stock of the Company (collectively, the “Registration Rights”), which Registration Rights have been waived or do not apply with respect to the offerings and sale of the Shares.

2.21	Capitalization. The issued and outstanding equity interests of the Company consist of the number of shares of Common Stock specified in the Prospectus, as adjusted for the sale of any Shares pursuant to this Agreement or any Terms Agreement and any equity awards granted under the Company’s 2013 Equity Incentive Plan (as it may be amended). All of such Common Stock has been duly authorized, validly issued and is fully paid and nonassessable.

2.22

Authority. The Company has all requisite corporate power and authority to issue, sell and deliver the Shares in accordance with and upon the terms and conditions set forth in this Agreement and the Prospectus. All corporate, partnership and

9

limited liability company action, as the case may be, required to be taken by the Teekay Entities or any of their stockholders, partners or members for the authorization, issuance, sale and delivery of the Shares, the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement shall have been validly taken.

2.23	Execution and Delivery of this Agreement. This Agreement has been duly authorized, validly executed and delivered by the Company.

2.24	No Conflicts. None of the offering, issuance and sale by the Company of the Shares, the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby, or the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Prospectus, (i) conflicts or will conflict with or constitutes or will constitute a violation of any organizational document of any Teekay Entity, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, contract, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement, or instrument to which any of the Teekay Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law, rule, regulation, or judgment, order or decree applicable to any of the Teekay Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Teekay Entities or any of their properties, or (iv) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Teekay Entities (other than Liens referred to or described in the Prospectus), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii), (iii) or (iv), could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could materially impair the ability of any of the Teekay Entities to perform their obligations under this Agreement, except as set forth in the Prospectus.

2.25	No Consents. Except for (i) the registration of the Shares under the Act, (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities or “Blue Sky” laws in connection with the purchase and distribution of Shares by the Manager, and under applicable stock exchange requirements, and (iii) such consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could not reasonably be expected to materially impair the ability of the Company to perform its obligations under this Agreement, no permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over any of the Teekay Entities or any of their respective properties is required in connection with the offering, issuance and sale by the Company of the Shares, the execution, delivery and performance of this Agreement by the parties hereto (other than the Manager), or the consummation of the transactions contemplated by this Agreement.

10

2.26	No Default. None of the Teekay Entities is (i) in violation of its organizational documents, (ii) in breach of or in default under (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing under) any term, covenant, obligation, agreement or condition contained in any indenture, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement, obligation, condition, covenant or instrument to which it is a party or by which it is or may be bound or to which any of its properties or assets is subject or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree applicable to any of the Teekay Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Teekay Entities or any of their properties, which breach, default or violation, in the case of clause (ii) or (iii), would, if continued, reasonably be expected to have a Material Adverse Effect, or could reasonably be expected to materially impair the ability of any of the Teekay Entities to perform their obligations under this Agreement. To the knowledge of the Company, no third party to any indenture, contract, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement, obligation, condition, covenant or instrument to which any of the Teekay Entities is a party or by which any of them are bound or to which any of their properties are subject, is in default under any such agreement, which breach, default or violation would, if continued, reasonably be expected to have a Material Adverse Effect.

2.27	Conformity of Securities to Description. The Shares, when issued and delivered in accordance with the terms of this Agreement simultaneously with payment therefor as provided herein, will conform in all material respects to the descriptions thereof contained in the Prospectus.

2.28	No Material Adverse Change. Since the date of the latest financial statements included in the Prospectus, (i) no Teekay Entity has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, (ii) there has not been any material change in the capitalization or material increase in the short-term debt or long-term debt of the Teekay Entities or any material adverse change, or any development involving or which could reasonably be expected to involve, individually or in the aggregate, a prospective material adverse change in or affecting the general affairs, condition (financial or otherwise), results of operations, business, properties, assets or prospects of the Teekay Entities, taken as a whole, and (iii) none of the Teekay Entities has incurred any liability or obligation, direct, indirect or contingent, or entered into any transactions, whether or not in the ordinary course of business, that, individually or in the aggregate, is material to the Teekay Entities, taken as a whole, or otherwise than as set forth or contemplated in the Prospectus.

11

2.29	Financial Statements. The consolidated historical financial statements (including the related notes and supporting schedules) included or incorporated by reference into the Registration Statement and the Prospectus (i) present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein, at the respective dates or for the respective periods indicated, (ii) comply as to form in all material respects with the applicable accounting requirements of the Act and (iii) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data included or incorporated by reference into the Registration Statement and the Prospectus is accurately presented in all material respects and prepared on a basis consistent with the audited historical consolidated financial statements from which it has been derived.

2.30	Independent Registered Public Accounting Firm. KPMG LLP, who have certified the financial statements of the Company and delivered their report with respect to such audited consolidated financial statements included in the Registration Statement and the Prospectus, are the independent registered public accounting firm with respect to such entities within the meaning of the Act and the applicable published rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board.

2.31	Transfer Taxes. There are no transfer taxes or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement, the issuance by the Company or sale by the Company of the Shares or the consummation of the transactions contemplated by this Agreement.

2.32	Title to Properties. The Operating Subsidiaries have good and marketable title to all real property and good title to all personal property described in the Prospectus as owned by the Operating Subsidiaries. Each Operating Subsidiary identified on Annex A is the owner, lessee or charterer, as indicated, of the vessel set forth opposite its name on Annex A (the “Vessels”), in each case free and clear of all Liens except (i) as described, and subject to the limitations contained, in the Prospectus or (ii) as do not materially affect the value of such property, taken as a whole, and do not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future, as described in the Prospectus (the Liens described in clauses (i) and (ii) above being “Permitted Liens”); provided that with respect to any interest in real property, vessels and buildings held under lease by any of the Operating Subsidiaries, such real property, vessels and buildings are held under valid and subsisting and enforceable leases (except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)), with such exceptions as do not materially interfere with the use of the properties of the Teekay Entities, taken as a whole as they have been used in the past as described in the Prospectus and are proposed to be used in the future as described in the Prospectus.

12

2.33	Vessel Registration. Each vessel identified in Annex A is duly registered under the laws of the jurisdiction set forth on Annex A in the name of the applicable Operating Subsidiary, free and clear of all Liens except for Permitted Liens.

2.34	Permits. Each of the Teekay Entities has such permits, consents (as defined above), licenses, franchises, concessions, certificates and authorizations (“permits”) of, and has made all declarations and filings with, all Federal, provincial, state, local or foreign governmental or regulatory authorities, all self-regulatory organizations and all courts and other tribunals, as are necessary to own or lease its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such permits, declarations and filings that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; except as set forth in the Prospectus, each of the Teekay Entities has fulfilled and performed all its material obligations with respect to such permits which are or will be due to have been fulfilled and performed by such date and no event has occurred that would prevent the permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of such permits contains any restriction that is materially burdensome to the Teekay Entities, taken as a whole.

2.35	Insurance. Except as set forth in the Prospectus, the Teekay Entities are insured by insurers of recognized financial responsibility covering against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Teekay Entities or their respective businesses, assets, employees, officers and directors are in full force and effect; the Teekay Entities are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by any of the Teekay Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Teekay Entities has been refused any insurance coverage sought or applied for; and the Company believes that each of the Teekay Entities will be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

2.36	Contracts to be Described or Filed. To the knowledge of the Company, there is no agreement, franchise, contract, indenture, lease or other document or instrument of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

13

2.37	Litigation. There is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Company, threatened, to which any of the Teekay Entities is or could reasonably be expected to be made a party or to which the business or property of any of the Teekay Entities is or could reasonably be expected to be made subject or that would be required to be disclosed in the Registration Statement and the Prospectus which is not adequately disclosed in the Registration Statement or the Prospectus as required, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or, to the knowledge of the Company, that has been proposed by any governmental agency, and (iii) no injunction, restraining order or order of any nature issued by a Federal or state court or foreign court of competent jurisdiction to which any of the Teekay Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, (A) could reasonably be expected to (1) individually or in the aggregate have a Material Adverse Effect, except as set forth in the Prospectus or (2) prevent or result in the suspension of the offering and issuance of the Shares, or (B) questions the validity of this Agreement and the statements in the Registration Statement or the Prospectus under the headings “Material United States Federal Income Tax Considerations” and “Non-United States Tax Considerations,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries, in all material respects, of such legal matters, agreements, documents or proceedings.

2.38	Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any Teekay Entity, on the one hand, and the directors, officers, members, partners, stockholders, customers or suppliers of any Teekay Entity on the other hand that is required to be described in the Registration Statement and the Prospectus that is not so described. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Teekay Entity to or for the benefit of any of the officers, directors or managers of any Teekay Entity or their respective family members, except as disclosed in the Registration Statement and the Prospectus. No Teekay Entity has, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of any Teekay Entity.

2.39	Sarbanes-Oxley Act of 2002. The Teekay Entities are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission and the New York Stock Exchange (“NYSE”) that are effective and applicable to the Company.

14

2.40	Internal Controls. Each of the Teekay Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Teekay Entities’ “internal controls over financial reporting” (as such term is defined in Rule 13a-15(f) and Rule 15d-15(f) under the Exchange Act) are effective and none of the Teekay Entities is aware of any material weakness in their internal controls over financial reporting.

2.41	Disclosure Controls. The Teekay Entities maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and Rule 15d-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

2.42	No Labor Dispute. No labor problem or dispute with the employees of the Teekay Entities exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers, that, in each case, could reasonably be expected to have a Material Adverse Effect, except as set forth in the Prospectus.

2.43	Tax Returns. Each of the Teekay Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file could not reasonably be expected to have a Material Adverse Effect or as set forth in the Prospectus) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as could not reasonably be expected to have a Material Adverse Effect or as set forth in the Prospectus.

2.44

Environmental Compliance. Except as described in the Prospectus, each Teekay Entity (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or Hazardous Materials (as defined below) (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business, (iii) has not received notice of any actual or potential liability under any environmental law, and (iv) is not a party to or affected by any pending or, to the knowledge of the Company, threatened action, suit or proceeding, is not bound by any judgment, decree or order, and has not entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous

15

Materials, except where such noncompliance, deviation, violation, release or cleanup from that described in (i) - (iv) above could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Teekay Entities has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”). The term “Hazardous Materials” means (A) any “hazardous substance” as defined in CERCLA, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

2.45	Effect of Environmental Laws. In the ordinary course of its business, each Teekay Entity periodically reviews the effect of Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, each Teekay Entity has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in the Prospectus.

2.46	Intellectual Property. Each of the Teekay Entities owns or possesses rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, technology, know-how and other intellectual property necessary for the conduct of their respective businesses, except where the failure to possess such rights could not reasonably be expected to have a Material Adverse Effect and except as set forth in the Prospectus, and the Company believes that the conduct by the Teekay Entities of their respective businesses will not conflict with, and the Teekay Entities have not received any notice of any claim of conflict with, any such rights of others.

2.47	No Distribution of Other Offering Materials. None of the Teekay Entities has distributed or will distribute, any offering material (as defined under the Act) in connection with the offering and sale of the Shares other than the Registration Statement, Prospectus and any Prospectus Supplement, and other materials, if any, permitted by the Act, including Rule 134 under the Act.

2.48	NYSE Listing. The Shares have been approved for listing on the NYSE, subject only to official notice of issuance.

2.49	Investment Company. None of the Teekay Entities is now, and after the sale of the Shares to be sold by the Company hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption “Use of Proceeds” and after giving effect to the offering will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the “1940 Act”).

16

2.50	Passive Foreign Investment Company. To the knowledge of the Company, none of the Teekay Entities is a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.51	Foreign Corrupt Practices Act. Except as described in the Registration Statement and the Prospectus, no Teekay Entity nor any director, officer, agent, employee or affiliate of any Teekay Entity, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended (such act, including the rules and regulations thereunder, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and each of the Teekay Entities and its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

2.52	Sanctions Laws and Regulations. Neither the sale of the Shares by the Company hereunder nor the use of the proceeds thereof will cause any U.S. person participating in the offering, either as underwriter and/or purchasers of the Shares, to violate the Trading With the Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (all such laws and regulations collectively referred to as the “Sanctions Laws and Regulations”) or any enabling legislation or executive order relating thereto.

2.53	Sanctions Authorities. None of the Teekay Entities is, and, to the knowledge of the Company, no director, officer, agent, employee or affiliate of any of the Teekay Entities is, currently the subject of, or in possession of written notice from a governmental authority asserting that it may become the subject of, any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority; and the Teekay Entities will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (“Person”), for the purpose of financing the activities of or with any Person, or in any country or territory that, at the time of such funding or facilitation, is the subject of any sanctions administered or enforced by such authorities, in each case in a manner that violates any Sanctions Laws and Regulations.

17

2.54	Money Laundering Laws. The operations of the Teekay Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Teekay Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

2.55	Brokers. Except as described in the Prospectus, there are no contracts, agreements or understandings between any Teekay Entity and any person that would give rise to a valid claim against any Teekay Entity or the Manager for a brokerage commission, finder’s fee or other like payment in connection with any of the transactions contemplated by this Agreement.

2.56	Market Stabilization. None of the Teekay Entities has taken, and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

2.57	No Restrictions on Subsidiaries. Except as provided in the credit and loan agreements described in the Registration Statement and the Prospectus (including an undertaking of TOO that, until TOO repays amounts outstanding under its Norwegian Kroner bonds due in 2018, (i) TOO will not pay distributions to the Company, or any of its affiliates, including TOO GP, in cash, and (ii) TOO will not pay any distributions in cash unless it matches or exceeds the amount of cash paid by proceeds raised through the issuance of additional equity in advance of, or within six months following, the payment of such distributions) and by Section 51 of the Marshall Islands Limited Partnership Act, Section 40 of the Marshall Islands Limited Liability Company Act of 1996 and Sections 43 and 44 of the Marshall Islands Business Corporations Act, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

2.58	Statistical and Market Data. The statistical and market-related data included in the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate in all material respects.

2.59	XBRL Information. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

18

Any certificate signed by any officer of any Teekay Entity and delivered to the Manager or to counsel for the Manager in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by such Teekay Entity, as to matters covered thereby, to the Manager.

3. Sale and Delivery of Shares.

3.1	Sale of Shares by Manager, as Sales Agent. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell Shares from time to time through the Manager, acting as sales agent, and the Manager agrees to use its reasonable efforts to sell, as sales agent for the Company, the Shares on the following terms.

a)	The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Manager on any day that (A) is a trading day for the NYSE, (B) the Company has instructed the Manager by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Company has satisfied its obligations under Section 6 of this Agreement. The Company will designate the maximum amount of the Shares to be sold by the Manager daily as agreed to by the Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Share at which such Shares may be sold. Subject to the terms and conditions hereof, the Manager shall use its reasonable efforts to sell on a particular day all of the Shares designated for the sale by the Company on such day. The gross sales price of the Shares sold under this Section 3.1 shall be the market price for the Company’s Common Stock sold by the Manager under this Section 3.1 on the NYSE at the time of sale of such Shares. In any event, the Manager cannot and will not sell fractional Shares.

b)	The Company acknowledges and agrees that (A) there can be no assurance that the Manager will be successful in selling the Shares, (B) the Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement, and (C) the Manager shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Manager and the Company.

19

c)	The Company shall not authorize the issuance and sale of, and the Manager shall not sell, any Share at a price lower than its par value or the minimum price therefor designated, if any, from time to time by the Board, a duly authorized committee thereof, or any individual to whom such authority has been duly and properly delegated by the Board or a duly authorized committee thereof, and notified to the Manager in writing. The Company or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend or terminate the offering of the Shares for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice. During any such period of suspension, the Company shall not be obligated to deliver (or cause to be delivered) any of the documents referred to in Sections 4.11 - 4.19, be deemed to affirm any of the representations or warranties contained in this Agreement pursuant to Sections 2 or 4 hereof, or be obligated to conduct any due diligence session as referred to in Section 4.22 until the termination of the suspension and the recommencement of the offering of the Shares pursuant to this Agreement (which recommencement shall constitute a Representation Date, as defined in Section 4.11).

d)	The Manager hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Section 3.1, other than (A) by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153 under of the Act and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Manager pursuant to a Terms Agreement.

e)	The compensation to the Manager for sales of the Shares with respect to which the Manager acts as sales agent under this Agreement shall be up to 2% of the gross sales price of the Shares sold pursuant to this Section 3.1 and payable as described in the succeeding subsection 3.1(f) below. The foregoing rate of compensation shall not apply when the Manager acts as principal, in which case the Company may sell Shares to the Manager as principal at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”), shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

f)	The Manager shall provide written confirmation (which may be by facsimile or electronic mail) to the Company following the close of trading on the NYSE each day in which the Shares are sold under this

20

Section 3.1 setting forth the number of the Shares sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Company, and the compensation payable by the Company to the Manager with respect to such sales. Such compensation shall be set forth and invoiced in periodic statements from the Manager to the Company, with payment to be made by the Company promptly after its receipt thereof.

g)	Settlement for sales of the Shares pursuant to this Section 3.1 will occur on the third Business Day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the Manager for settlement on such date shall be issued and delivered by the Company to the Manager against payment of the aggregate gross sales proceeds less any Transaction Fees for the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares to the Manager’s or the Manager’s designee’s account at The Depository Trust Company (“DTC”) in return for payments in same day funds delivered to the Company by federal funds wire transfer to the account designated by the Company. If the Company or its transfer agent (if applicable) shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (A) indemnify and hold the Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Manager any commission to which it would otherwise be entitled absent such default. If the Manager breaches this Agreement by failing to deliver the aggregate gross sales proceeds less any Transaction Fees to the Company on any Settlement Date for the Shares delivered by the Company, the Manager will pay the Company interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to the Manager. The applicable sales proceeds on any Settlement Date shall be delivered simultaneously with the Shares delivered by the Company.

h)	At each Applicable Time, Settlement Date and Representation Date (as defined in Section 4.11), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended or supplemented as of such date. Any obligation of the Manager to use its reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

3.2	Sale of Shares by Manager, as Principal. If the Company wishes to issue and sell Shares pursuant to this Agreement but other than as set forth in Section 3.1 of this

21

Agreement (each, a “Placement”), it will notify the Manager of the proposed terms of such Placement, which terms shall be approved by the Board. If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company wishes to accept amended terms, the Manager and the Company will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Company or the Manager unless and until the Company and the Manager have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

3.3	Terms Agreement. Each sale of the Shares to the Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Shares to, and the purchase thereof by, the Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the Manager. The commitment of the Manager to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Shares to be purchased by the Manager pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with the Manager in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by the Manager. No terms Agreement may authorize the sale of fractional Shares.

3.4	Limitation on Number and Amount of Shares Sold. Under no circumstances shall the number and aggregate amount of the Shares sold pursuant to this Agreement and any Terms Agreement exceed (i) the aggregate amount set forth in Section 1, (ii) the shares of Common Stock available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Shares authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof, and notified to the Manager in writing.

3.5	Regulation M Exemption. If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of the Shares under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

22

4.	Agreements. Each of the Teekay Entities agrees with the Manager that:

4.1	Filing of Amendment or Supplement. During any period when the delivery of a prospectus relating to the Shares is required under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), the Company will not file any amendment of the Registration Statement or supplement (including the Prospectus Supplement) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished to the Manager a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Manager reasonably objects. The Company has properly completed the Prospectus, in a form approved by the Manager, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be properly completed, in a form approved by the Manager, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Manager of such timely filing. The Company will promptly advise the Manager (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172 or any similar rule) is required under the Act in connection with the offering or sale of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to use promptly its commercially reasonable efforts to obtain the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

4.2

Notice of Material Change. If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Prospectus, as supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make

23

the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Manager so that any use of the Prospectus may cease until it is amended or supplemented; (ii) amend or supplement the Prospectus to correct such statement or omission; and (iii) supply any amendment or supplement to the Manager in such quantities as the Manager may reasonably request.

4.3	Material Misstatements or Omissions in Prospectus. During any period when the delivery of a prospectus relating to the Shares is required under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), if any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Manager of any such event, (ii) prepare and file with the Commission, subject to the second sentence of Section 4.1, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its commercially reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Manager in such quantities as the Manager may reasonably request.

4.4	Reports to Security Holders and Manager. As soon as practicable, the Company will make generally available, via the Commission’s Electronic Data Gathering Analysis and Retrieval (EDGAR) System, to its security holders and to the Manager an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

4.5	Signed Copies of Registration Statement. The Company will furnish, or otherwise make available upon request, to the Manager and counsel for the Manager, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Manager or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Prospectus and any supplement thereto as the Manager may reasonably request.

4.6	Qualifications. The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Manager may reasonably designate and will maintain such qualifications in effect so long as reasonably required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

24

4.7	No Issuer Free Writing Prospectus. Each of the Company and the Manager agree that it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433.

4.8	Limitation on Sale of Common Stock. If sales of the Shares have been made but not settled, or the Company has had outstanding with the Manager any instructions to sell the Shares, in either case, within the prior five Business Days, the Company will not offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Common Stock or any securities convertible into, or exercisable, or exchangeable for, Common Stock; or publicly announce an intention to effect any such transaction without (i) giving the Manager at least five Business Days’ prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) the Manager suspending acting under this Agreement for such period of time requested by the Company or as deemed appropriate by the Manager in light of the proposed transaction; provided, however, that the Company may (i) issue and sell Shares pursuant to this Agreement or any Terms Agreement, (ii) grant equity awards under the Company’s 2013 Equity Incentive Plan, as it may be amended, and issue Common Stock upon exercise or vesting thereof and (iii) issue shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof which is disclosed in the Registration Statement and the Prospectus.

4.9	Market Stabilization. The Company will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Shares; provided that nothing herein shall prevent the Company from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business.

25

4.10	Notifications to Manager. The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Manager immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would materially alter or affect any opinion, certificate, letter and other document provided to the Manager pursuant to Section 6 herein.

4.11	Certificates. Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein which shall be subject to the provisions of subclauses (ii), (iii), (iv), (vi) or (vii) below), (ii) the Company shall file an Earnings 6-K (defined below) (the date of each such filing, and any date on which an amendment to any such document is filed, an “Earnings Filing Date”) (iii) the Company shall file a Report on Form 6-K (each a “Quarterly Report”) containing reviewed quarterly financial statements for the three months ended March 31, June 30 or September 30 (other than an Earnings 6-K) (the date of each such filing, and any date on which an amendment to any such document is filed, a “Quarterly Filing Date”) (iv) the Company shall file an Annual Report on Form 20-F (the date of each such filing, and any date on which an amendment to any such document is filed, an “Annual Filing Date”), (v) the Shares are delivered to the Manager as principal at the Time of Delivery pursuant to a Terms Agreement, (vi) the Company shall file a Report on Form 6-K containing financial statements, which is incorporated by reference into the Registration Statement, or (vii) otherwise as the Manager may reasonably request upon reasonable advance notice to the Company (such commencement or recommencement date and each such date referred to in (i) - (vii) above, a “Representation Date”), the Company shall furnish or cause to be furnished to the Manager forthwith a certificate dated and delivered the date of such commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon request, as the case may be, in form satisfactory to the Manager to the effect that the statements contained in the certificate referred to in Section 6.4 of this Agreement which were last furnished to the Manager are true and correct at the time of such commencement or recommencement, amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6.4, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. Notwithstanding the foregoing or anything in this Agreement to the contrary, no “Representation Date” shall be deemed to occur during any period where either the Company or the Manager has suspended sales hereunder.

26

4.12	Opinion of Company Counsel. At each Representation Date, the Company shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of Perkins Coie LLP, counsel to the Company, dated and delivered the date of such Representation Date and addressed to the Manager, in form and substance satisfactory to the Manager, of the same tenor as the opinion provided in Annex C, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

4.13	Opinion of Associate General Counsel of Teekay Corporation. At each Representation Date, the Company shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of either the General Counsel or Associate General Counsel of Teekay Corporation, dated and delivered the date of such Representation Date and addressed to the Manager, in form and substance satisfactory to the Manager, of the same tenor as the opinion provided in Annex D, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

4.14	Opinion of Watson Farley & Williams LLP. At each Representation Date, the Company shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of Watson Farley & Williams LLP (or other counsel satisfactory to the Manager), counsel relating to Marshall Islands law for the Company, or its affiliate, dated and delivered the date of such Representation Date and addressed to the Manager, in form and substance satisfactory to the Manager, of the same tenor as the opinion provided in Annex E, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

4.15	Opinion of Thommessen Krefting Greve Lund AS. At each Representation Date (excluding any Quarterly Filing Date if the opinion in this Section 4.15 was previously provided at the corresponding Earnings Filing Date), the Company shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of Thommessen Krefting Greve Lund AS (or other counsel satisfactory to the Manager), special Norway counsel for the Company, dated and delivered the date of such Representation Date and addressed to the Manager, in form and substance satisfactory to the Manager.

4.16	Opinion of MNKS. At each Representation Date (excluding any Quarterly Filing Date if the opinion in this Section 4.16 was previously provided at the corresponding Earnings Filing Date), the Company shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of MNKS (or other counsel satisfactory to the Manager), special Luxembourg counsel for the Company, dated and delivered the date of such Representation Date and addressed to the Manager, in form and substance satisfactory to the Manager.

27

4.17	Opinion of Houthoff Buruma Coöperatief U.A. At each Representation Date (excluding any Quarterly Filing Date if the opinion in this Section 4.17 was previously provided at the corresponding Earnings Filing Date), the Company shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of Houthoff Buruma Coöperatief U.A. (or other counsel satisfactory to the Manager), special Netherlands counsel for the Company, dated and delivered the date of such Representation Date and addressed to the Manager, in form and substance satisfactory to the Manager.

4.18	Opinion of Alexanders. At each Representation Date (excluding any Quarterly Filing Date if the opinion in this Section 4.18 was previously provided at the corresponding Earnings Filing Date), the Company shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of Alexanders (or other counsel satisfactory to the Manager), special Bermuda counsel for the Company, dated and delivered the date of such Representation Date and addressed to the Manager, in form and substance satisfactory to the Manager.

4.19	Opinion of Uría Menéndez Abogados, S.L.P. At each Representation Date (excluding any Quarterly Filing Date if the opinion in this Section 4.19 was previously provided at the corresponding Earnings Filing Date), the Company shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of Uría Menéndez Abogados, S.L.P. (or other counsel satisfactory to the Manager), special Spanish counsel for the Company, dated and delivered the date of such Representation Date and addressed to the Manager, in form and substance satisfactory to the Manager.

4.20	Opinion of Manager Counsel. At each Representation Date, Vinson & Elkins L.L.P., counsel to the Manager, shall deliver a written opinion, dated and delivered the date of such Representation Date and addressed to the Manager, in form and substance satisfactory to the Manager, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Manager may reasonably require, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. The Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

4.21

Letters of Independent Accountant. Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information, (ii) the Shares are delivered to the Manager as principal at a Time of Delivery pursuant to a Terms Agreement, (iii) the Company files an Earnings 6-K, a Quarterly Report on Form 6-K, or an Annual Report on Form 20-F, or (iv) at the Manager’s request and upon reasonable advance notice to the

28

Company, there is filed with the Commission any document which contains financial information (other than an Annual Report on Form 20-F) incorporated by reference into the Prospectus, the Company shall cause KPMG LLP or other independent accountants satisfactory to the Manager forthwith, to furnish the Manager a letter, dated the date of commencement or recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form satisfactory to the Manager, of the same tenor as the letters referred to in Section 6.5 but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

4.22	Due Diligence. Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and at each Representation Date, the Company will conduct a due diligence session, in form and substance satisfactory to the Manager, which shall include representatives of the management and the independent accountants of the Company. The Company shall cooperate timely with any reasonable due diligence request from or review conducted by the Manager or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Company’s agents during regular business hours and at the Company’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Company, its officers and its agents, as the Manager may reasonably request.

4.23	Manager Trading. The Company consents to the Manager trading in the Common Stock for the Manager’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement or pursuant to a Terms Agreement.

4.24	Disclosures in Periodic Reports. At all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer of Shares, the Company shall file its Annual Reports on Form 20-F within the periods required under the Exchange Act and, for each of the first three fiscal quarters of the Company’s fiscal year, Quarterly Reports within 90 days after the end of the period covered under such Quarterly Report, each setting forth consolidated financial statements and financial schedules of the Company and the subsidiaries of the Company, together with related notes, prepared in accordance with Regulation S-X under the Act and with United States generally accepted accounting principles consistently applied at the times and during the periods involved. The Company shall disclose in such Annual Reports on Form 20-F and such Quarterly Reports the number of Shares sold through the Manager under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of Shares pursuant to this Agreement during the relevant period.

29

4.25	Failure of Certain Conditions. If to the knowledge of the Company, the conditions set forth in Sections 6.1, 6.6 or 6.7 shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Shares.

4.26	Affirmation of Representations and Warranties. At each Applicable Time, Settlement Date and Representation Date, the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented as of such date; and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Manager that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented as of such date.

4.27	Sufficient Common Stock for Issuance. The Company shall ensure that there is at all times sufficient Common Stock to provide for the issuance, free of any preemptive rights, out of its authorized but unissued Common Stock or Common Stock held in treasury, of the maximum aggregate number of Shares authorized for issuance by the Board pursuant to the terms of this Agreement. The Company will use its commercially reasonable efforts to cause the Shares to be listed for trading on the NYSE and to maintain such listing.

4.28	Delivery of Prospectus. During any period when the delivery of a prospectus relating to the Shares is required under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

4.29	DTC. The Company shall cooperate with Manager and use its reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.

4.30	Use of Proceeds. The Company will apply the Net Proceeds from the sale of the Shares in the manner set forth in the Prospectus.

4.31

Investment Company; PFIC. For a period of four years after any Settlement Date, the Company will use its commercially reasonable efforts to ensure that no Teekay Entity, nor any subsidiary thereof, shall become required to register as an

30

“investment company” under the 1940 Act. For a period of three years after any Settlement Date, the Company will use its commercially reasonable efforts to ensure that no Teekay Entity, nor any subsidiary thereof, shall become a PFIC that would require action on the part of a shareholder or unitholder to make an election to treat the PFIC as a “qualified electing fund” with respect to such shareholder or unitholder.

4.32	PFIC Notice to Shareholders. If the Company notifies its shareholders that it or a subsidiary will be a PFIC, it will contemporaneously give similar notice to the Manager, along with information concerning the potential availability of a “qualified electing fund” election (or elections) under Section 1295 of the Code or any other applicable election with respect to each Teekay Entity that is a PFIC.

4.33	Sanctions Laws and Regulations. The Company will not take, and will cause each subsidiary not to take, directly or indirectly, any action that would reasonably be expected to result in a violation by any U.S. person participating in the offering of the Sanctions Laws and Regulations with respect to the sale of the Shares hereunder. Further, the Company will not use, and will cause each subsidiary not to use, the proceeds from the sale of the Shares, directly or indirectly, for any purpose or activity that would reasonably be expected to cause the Manager or any purchaser of the Shares to be in violation of the Sanctions Laws and Regulations or any agent or “Specially Designated National” of any country the subject of the Sanctions Laws and Regulations, or any person or entity of any country the subject of the Sanctions Laws and Regulations.

5. Payment of Expenses. The Company agrees to pay the costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto) and the Prospectus, and each amendment or supplement thereto; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement and the Prospectus, and all amendments or supplements thereto, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Shares under the Exchange Act and the listing of the Shares on the NYSE; (vi) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Manager relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Manager relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Company’s accountants and the fees

31

and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder. It is understood however, that except as provided in Sections 3.1(e), 5 and 7 hereof, the Manager will pay all of its own out of pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement. If Shares having an aggregate offering price of at least $25,000,000 have not been offered and sold under this Agreement and all Terms Agreements by the Manager prior to September 9, 2017 (or such earlier date on which the Company terminates this Agreement), the Company shall reimburse the Manager for all of its reasonable and documented out-of-pocket expenses, including the reasonable and documented fees and disbursements of a single counsel for the Manager, incurred by it in connection with the offering contemplated by this Agreement, including, without limitation, the preparation and negotiation of this Agreement, the original closing with respect to this Agreement and the periodic delivery of documents hereunder; provided however, that such reimbursement obligation of the Company shall not exceed $100,000.

6. Conditions to the Obligations of the Manager. The obligations of the Manager under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) the performance by the Company of its obligations hereunder and (iii) the following additional conditions:

6.1	The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Shares; any material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, threatened.

6.2	The Company shall have furnished or caused to be furnished the opinions and letters from its counsel and accountants as set forth in Section 4, on the dates as set forth in Section 4.

6.3	The Manager shall have received from Vinson & Elkins L.L.P., counsel for the Manager, an opinion as set forth in Section 4.21, on the dates as set forth in Section 4, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

6.4

The Company shall have furnished or caused to be furnished to the Manager, on every date specified in Section 4.11 of this Agreement, a certificate by its principal executive officer or principal financial officer dated as of such date, to

32

the effect that the signer of such certificate has carefully examined the Registration Statement and the Prospectus and any supplements or amendments thereto and this Agreement and that:

a)	the representations and warranties of the Company in this Agreement are true and correct on and as of such date with the same effect as if made on such date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

b)	no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued by the Commission and no proceedings for that purpose have been instituted or, to such officer’s knowledge, threatened;

c)	since the date of the most recent financial statements included in the Prospectus, there has been no material adverse effect on the general affairs, condition (financial or otherwise), results of operations, business, properties, assets or prospects of the Teekay Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus, as amended or supplemented; and

d)	on those Representation Dates when the opinions referred to in Section 4.15 through Section 4.19 are not provided, that, to such officer’s knowledge, there has not been any material change in the facts on which the opinions in Section 4.15 through Section 4.19 are based.

6.5	The Company shall have requested and caused KPMG LLP to have furnished to the Manager, on every date specified in Section 4.21 hereof and to the extent reasonably requested by the Manager in connection with any offering of the Shares a comfort letter, dated respectively as of such date, in form and substance reasonably satisfactory to the Manager.

6.6	Subsequent to the respective dates as of which information is disclosed in the Registration Statement and the Prospectus, except as otherwise stated therein, there shall not have been (i) any adverse change or decrease specified in the letter referred to in Section 6.5 or (ii) any adverse change, or any development involving a prospective adverse change that would reasonably be expected to have a Material Adverse Effect, which, in the Manager’s opinion, would materially and adversely affect the market for Shares.

6.7	Between the Execution Time and the time of any sale of Shares through the Manager, there shall not have been any decrease in the rating of any of the debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

33

6.8	FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

6.9	The Shares shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Manager.

6.10	Prior to each Settlement Date and Time of Delivery, as applicable, the Company shall have furnished to the Manager such further information, certificates and documents as the Manager may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Manager and counsel for the Manager, this Agreement and all obligations of the Manager hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by the Manager. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered to the office of Vinson & Elkins L.L.P., counsel for the Manager, at 2200 Pennsylvania Ave. NW, Suite 500 West, Washington, DC 20037, or electronically to Vinson & Elkins L.L.P. at an address provided by it to the Company or its counsel, on each such date as provided in this Agreement.

7. Indemnification and Contribution.

7.1

The Company agrees to indemnify and hold harmless the Manager, the directors, officers, employees and agents of the Manager and each person who controls the Manager within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares as originally filed or in any amendment thereof, or in any Prospectus, Base Prospectus, Prospectus Supplement, or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case

34

to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Manager specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

7.2	The Manager agrees to indemnify and hold harmless the Company, its directors, officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Manager, but only with reference to written information relating to the Manager furnished to the Company by or on behalf of the Manager specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Manager may otherwise have.

7.3

Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under Section 7.1 or 7.2 above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 7.1 or 7.2. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the

35

indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld, conditioned or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

7.4

In the event that the indemnity provided in Sections 7.1, 7.2 or 7.3 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Manager agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and the Manager may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Manager on the other hand from the offering of the Shares; provided, however, that in no case shall the Manager be responsible for any amount in excess of total discounts and commissions received by the Manager with respect to the offering of the Shares pursuant to this Agreement and any Terms Agreements. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Manager severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Manager on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds (before deducting expenses) received by the Company from sales of the Shares pursuant to this Agreement and any Terms Agreements, and benefits received by the Manager shall be deemed to be equal to the total discounts and commissions received by the Manager in connection therewith. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Manager on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Manager agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 7.4, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who

36

was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls the Manager within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Manager shall have the same rights to contribution as the Manager, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 7.4.

8. Termination.

8.1	The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Shares have been sold through the Manager, then Section 4.26 shall remain in full force and effect, (ii) with respect to any pending sale of Shares through the Manager, the obligations of the Company, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 5, 7, 9, 10, 12, 14 and 15 of this Agreement shall remain in full force and effect notwithstanding such termination.

8.2	The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5, 7, 9, 10, 12, 14 and 15 of this Agreement shall remain in full force and effect notwithstanding such termination.

8.3	This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8.1 or 8.2 above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 5, 7 and 9 shall remain in full force and effect.

8.4	Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3.1(g) of this Agreement.

8.5

In the case of any purchase of Shares by the Manager pursuant to a Terms Agreement, the obligations of the Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of the Manager, by notice given to the Company prior to the Time of Delivery relating to such Shares, if at any time prior to such delivery and payment (i) trading in the

37

Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Manager, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectus.

9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by the Manager or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares.

10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Manager, will be mailed, delivered or telefaxed to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 Attention: General Counsel, (fax no. 646-291-1469) or, if sent to the Company, will be mailed, delivered or telefaxed to Teekay Corporation, 4th Floor, Belvedere Building, 69 Pitts Bay Road, Hamilton, HM 08, Bermuda, Attn. Corporate Secretary (fax no. 441-292-3931) with a copy to Perkins Coie LLP, 1120 N.W. Couch Street, 10th Floor, Portland, Oregon 97209-4128, Attn: David Matheson (fax no. 503-346-2048).

11. Successors and Parties in Interest. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, and no other person shall have any right or obligation hereunder. This Agreement has been and is made solely for the benefit of the Manager and the Company and, to the extent provided in Section 7 of this Agreement, the officers, directors, employees, agents and controlling persons referred to in Section 7 and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person shall acquire or have any right under or by virtue of this Agreement.

12. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Manager and any affiliate through which it may be acting, on the other, (b) the Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Shares and not as a fiduciary of the Company and (c) the Company’s engagement of the Manager in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Manager has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transactions contemplated by this Agreement.

38

13. Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Company and the Manager with respect to the subject matter hereof.

14. Applicable Law. This Agreement and any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15. Waiver of Jury Trial. The Company hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

16. Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

17. Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

18. Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2.1 above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Earnings Announcement” shall mean a press release or other public announcement of the Company containing its earnings, revenues or other results of operations for a quarterly or annual period.

“Earnings 6-K” shall mean a Report on Form 6-K which includes substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data, officers’ quotations and non-GAAP measures and related disclosure) that the Company identifies in such Report on Form 6-K as being incorporated by reference into the Registration Statement.

39

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement.

“Prospectus Supplement” shall mean the latest Prospectus Supplement filed pursuant to Rule 424(b) of the rules and regulations under the Act prior to the relevant Applicable Time.

“Registration Statement” shall mean the registration statement referred to in Section 2.1 above, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433” and “Rule 462” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 2.1 hereof.

40

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Manager.

Very truly yours,

TEEKAY CORPORATION

By:	/s/ Vincent Lok
	Name:	Vincent Lok
	Title:	Executive Vice President and Chief Financial Officer

The foregoing Agreement is hereby

confirmed and accepted as of the

date first written above.

By:	CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Gabriel Lepine
	Name:	Gabriel Lepine
	Title:	Vice President

SCHEDULE I-A

TGP OPERATING SUBSIDIARIES

	Company Name	Country

1.	African Spirit L.L.C.	Marshall Islands

2.	Al Areesh Inc.	Marshall Islands

3.	Al Areesh L.L.C.	Marshall Islands

4.	Al Daayen Inc.	Marshall Islands

5.	Al Daayen L.L.C.	Marshall Islands

6.	Al Huwaila Inc.	Marshall Islands

7.	Al Kharsaah Inc.	Marshall Islands

8.	Al Khuwair Inc.	Marshall Islands

9.	Al Marrouna Inc.	Marshall Islands

10.	Al Marrouna L.L.C.	Marshall Islands

11.	Al Shamal Inc.	Marshall Islands

12.	Alexander Spirit L.L.C.	Marshall Islands

13.	Arctic Spirit L.L.C.	Marshall Islands

14.	Asian Spirit L.L.C.	Marshall Islands

15.	Bermuda Spirit L.L.C.	Marshall Islands

16.	Creole Spirit L.L.C.	Marshall Islands

17.	DHJS Hull No. 2007-001 L.L.C.	Marshall Islands

18.	DHJS Hull No. 2007-002 L.L.C.	Marshall Islands

19.	DSME Hull No. 2411 L.L.C.	Marshall Islands

20.	DSME Hull No. 2416 L.L.C.	Marshall Islands

21.	DSME Hull No. 2417 L.L.C.	Marshall Islands

22.	DSME Hull No. 2423 L.L.C.	Marshall Islands

23.	DSME Hull No. 2425 L.L.C.	Marshall Islands

24.	DSME Hull No. 2430 L.L.C.	Marshall Islands

25.	DSME Hull No. 2431 L.L.C.	Marshall Islands

26.	DSME Hull No. 2433 L.L.C.	Marshall Islands

27.	DSME Hull No. 2434 L.L.C.	Marshall Islands

28.	DSME Hull No. 2461 L.L.C.	Marshall Islands

29.	DSME Option Vessel No.1 L.L.C.	Marshall Islands

30.	DSME Option Vessel No.2 L.L.C.	Marshall Islands

31.	DSME Option Vessel No.3 L.L.C.	Marshall Islands

32.	European Spirit L.L.C.	Marshall Islands

33.	Excalibur Shipping Company Limited	Isle of Man

34.	Excelsior B.V.B.A.	Belgium

35.	Exmar Gas Shipping Limited	Hong Kong

36.	Exmar LPG BVBA	Belgium

37.	Exmar Shipping BVBA	Belgium

38.	Good Investment Limited	Hong Kong

39.	H.H.I. Hull No. S856 L.L.C.	Marshall Islands

40.	H.H.I. Hull No. S857 L.L.C.	Marshall Islands

41.	Hamilton Spirit L.L.C.	Marshall Islands

42.	Magellan Spirit ApS	Denmark

43.	MALT LNG Holdings APS	Denmark

44.	Malt LNG Netherlands Holdings B.V.	Netherlands

45.	Malt LNG Transport ApS	Denmark

46.	Malt Singapore Pte Ltd.	Singapore

47.	Membrane Shipping Limited	Marshall Islands

48.	Meridian Spirit ApS	Denmark

49.	Methane Spirit L.L.C.	Marshall Islands

50.	MiNT LNG I, Ltd.	Bahamas

51.	MiNT LNG II, Ltd.	Bahamas

52.	MiNT LNG III, Ltd.	Bahamas

53.	MiNT LNG IV, Ltd.	Bahamas

54.	Nakilat Holdco L.L.C.	Marshall Islands

55.	Naviera Teekay Gas II, S.L.U.	Spain

56.	Naviera Teekay Gas III, S.L.U.	Spain

57.	Naviera Teekay Gas IV, S.L.U.	Spain

58.	Naviera Teekay Gas, S.L.U.	Spain

59.	Oak Spirit L.L.C.	Marshall Islands

60.	Pan Africa LNG Transportation Company Limited	Hong Kong

61.	Pan Americas LNG Transportation Company Limited	Hong Kong

62.	Pan Asia LNG Transportation Company Limited	Hong Kong

63.	Pan Europe LNG Transportation Company Limited	Hong Kong

64.	Polar Spirit L.L.C.	Marshall Islands

65.	Solaia Shipping L.L.C.	Liberia

66.	Taizhou Hull No. WZL 0501 L.L.C.	Marshall Islands

67.	Taizhou Hull No. WZL 0502 L.L.C.	Marshall Islands

68.	Taizhou Hull No. WZL 0503 L.L.C.	Marshall Islands

69.	Tangguh Hiri Finance Limited	United Kingdom

70.	Tangguh Hiri Operating Limited	United Kingdom

71.	Tangguh Sago Finance Limited	United Kingdom

72.	Tangguh Sago Operating Limited	United Kingdom

73.	TC LNG Shipping L.L.C.	Marshall Islands

74.	Teekay BLT Corporation	Marshall Islands

75.	Teekay II Iberia, S.L.	Spain

76.	Teekay LNG Bahrain Operations L.L.C.	Marshall Islands

77.	Teekay LNG Finance Corp.	Marshall Islands

78.	Teekay LNG Holdco L.L.C.	Marshall Islands

79.	Teekay LNG Holdings L.P.	United States

80.	Teekay LNG Operating L.L.C.	Marshall Islands

81.	Teekay LNG US GP L.L.C.	Marshall Islands

82.	Teekay Luxembourg S.a.r.l.	Luxembourg

83.	Teekay Nakilat (II) Limited	United Kingdom

84.	Teekay Nakilat (III) Corporation	Marshall Islands

85.	Teekay Nakilat Corporation	Marshall Islands

86.	Teekay Nakilat Holdings (III) Corporation	Marshall Islands

87.	Teekay Nakilat Holdings Corporation	Marshall Islands

88.	Teekay Nakilat Replacement Purchaser L.L.C.	Marshall Islands

89.	Teekay Servicios Maritimos, S.L.	Spain

90.	Teekay Shipping Spain, S.L.	Spain

91.	Teekay Spain, S.L.	Spain

92.	Teekay Tangguh Borrower L.L.C.	Marshall Islands

93.	Teekay Tangguh Holdings Corporation	Marshall Islands

94.	Wilforce L.L.C.	Marshall Islands

95.	Wilpride L.L.C.	Marshall Islands

96.	Zhonghua Hull No. 451 L.L.C.	Marshall Islands

SCHEDULE I-B

TOO OPERATING SUBSIDIARIES

1.	TOO directly owns:

(a)	all of the issued and outstanding capital stock of Teekay Offshore Finance Corp., a Marshall Islands corporation;

(b)	a 50% membership interest in Navion Gothenburg L.L.C., a Marshall Islands limited liability company (“Navion Gothenburg”);

(c)	100% of the outstanding stock of Teekay FSO Finance Pty Ltd., an Australian corporation, which owns 100% of the outstanding stock of Teekay Australia Offshore Holdings Pty Ltd., an Australian corporation (“TAOH”);

(d)	a 100% membership interest in Navion Bergen L.L.C., a Marshall Islands limited liability company (“Navion Bergen”);

(e)	a 100% membership interest in Varg L.L.C., a Marshall Islands limited liability company (“Varg LLC”), which owns a 1% interest in Teekay Offshore European Holdings Cooperatief U.A., a Dutch corporation (“TOEH”);

(f)	a 100% membership interest in Teekay Offshore Holdings L.L.C., a Marshall Islands limited liability company (“Teekay Offshore Holdings”);

(g)	a 100% membership interest in Teekay Al Rayyan L.L.C., a Marshall Islands limited liability company;

(h)	a 100% membership interest in Samba Spirit L.L.C., a Marshall Islands limited liability company;

(i)	a 100% membership interest in Lambada Spirit. L.L.C., a Marshall Islands limited liability company;

(j)	a 100% membership interest in Teekay Shuttle Tanker Finance L.L.C., a Marshall Islands limited liability company (“Teekay Shuttle Tankers”);

(k)	a 100% membership interest in Piranema L.L.C., a Marshall Islands limited liability company; and

(l)	a 0.01% interest in Teekay Piranema Servicos de Petroleo Ltda., a sociedad limitada organized under the laws of Brazil.

2.	TAOH directly owns 100% of the membership interest of Dampier Spirit L.L.C., a Marshall Islands limited liability company (“Dampier Spirit”).

3.	Teekay Offshore Holdings directly owns:

(a)	a 100% membership interest in Teekay Offshore Operating GP LLC, a Marshall Islands limited liability company, which owns a 0.91% interest in Teekay Offshore Operating LP, a Marshall Islands limited liability company (the “Operating Company”);

(b)	a 99.09% interest in the Operating Company;

(c)	a 100% membership interest in Teekay Hiload LLC, a Marshall Islands limited liability company;

(d)	a 100% membership interest in Gina Krogg L.L.C., a Marshall Islands limited liability company;

(e)	a 100% interest in Tiro Sidon L.L.C. , a Marshall Islands limited liability company (“Tiro Sidon”);

(f)	a 100% interest in Voyageur L.L.C., a Marshall Islands limited liability company which directly owns 100% of the shares of Teekay Voyageur Production Limited, a company incorporated under the Companies Act of Scotland;

(g)	a 100% membership interest in Logitel Offshore Rig I L.L.C., a Marshall Islands limited liability company;

(h)	a 100% membership interest in Logitel Offshore Rig II L.L.C., a Marshall Islands limited liability company;

(i)	a 100% membership interest in Logitel Offshore Rig III L.L.C., a Marshall Islands limited liability company;

(j)	a 100% membership interest in Logitel Offshore Rig IV L.L.C., a Marshall Islands limited liability company;

(k)	a 100% membership interest in Siri Holdings L.L.C., a Marshall Islands limited liability company (“Siri Holdings”);

(l)	a 100% membership interest in Logitel Offshore L.L.C., a Marshall Islands limited liability company;

(m)	a 99% interest in TOEH;

(n)	a 100% membership interest in Petrojarl I L.L.C., a Marshall Islands limited liability company;

(o)	100% of the outstanding stock of Teekay Offshore Group Ltd., a Marshall Islands corporation; and

(p)	a 100% membership interest in Knarr L.L.C., a Marshall Islands limited liability company.

4.	The Operating Company directly owns:

(a)	a 100% membership interest in Pattani Spirit L.L.C., a Marshall Islands limited liability company (“Pattani Spirit”);

(b)	100% of outstanding stock of Teekay Nordic Holdings Inc., a Marshall Islands corporation (“Nordic Holdings”);

(c)	a 99.99% interest in Teekay Offshore Australia Trust, an Australian trust (“Karratha Spirit”);

(d)	100% of the outstanding shares of Teekay Offshore Operating Pte. Ltd., a Singapore Corporation (“TOO Pte”), which owns 100% of the outstanding stock of Teekay Navion Offshore Loading Pte. Ltd., a Singapore corporation (“Teekay Navion”);

(e)	100% of the outstanding shares of Teekay Australia Offshore Pty Ltd., an Australian corporation (“Karratha Trustee”), which serves as the trustee of Karratha Spirit and directly owns a 0.01% interest in Karratha Spirit, which together with the interest owned directly by the Operating Company constitutes 100% of the ownership interest in Karratha Spirit;

(f)	100% of the ownership interests in Amundsen Spirit L.L.C., a Marshall Islands limited liability company (“Amundsen Spirit”);

(g)	100% membership interest in Nansen Spirit L.L.C., a Marshall Islands limited liability company (“Nansen Spirit”);

(h)	a 100% membership interest in Scott Spirit L.L.C., a Marshall Islands limited liability company (“Scott Spirit”);

(i)	100% of ownership interest in Peary Spirit L.L.C., a Marshall Islands limited liability company. (“Peary Spirit”);

(j)	100% of the outstanding stock of Norsk Teekay Holdings Ltd., a Marshall Islands corporation (“Norsk Holdings”); and

(k)	100% membership interest in Teekay Offshore Operating Holdings L.L.C., a Marshall Island limited liability company, which owns 100% membership interest in Teekay Offshore Charting L.L.C., a Marshall Islands limited liability company.

5.	Teekay Navion directly owns:

(a)	100% of the outstanding shares of Logitel Offshore Pte. Ltd., a Singapore corporation (“Logitel Pte”);

(b)	100% of the outstanding shares of Logitel Offshore Holdings Pte. Ltd., a Singapore corporation; and

(c)	100% of the outstanding shares of Gina Krog Offshore Pte. Ltd., a Singapore corporation.

6.	Nordic Holdings directly owns:

(a)	a 50% membership interest in Partrederiet Stena Ugland Shuttle Tankers III DA, a Norwegian shipping partnership regulated under the Marine Act of 1994 (Norway) (“Stena Natalita”);

(b)	a 50% membership interest in Stena Spirit L.L.C., an Isle of Man limited liability company (“Stena Spirit”);

(c)	a 50% membership interest in Nordic Rio L.L.C., a Marshall Islands limited liability company (“Nordic Rio”);

(d)	a 100% membership interest in Apollo Spirit L.L.C., a Marshall Islands limited liability company (“Apollo Spirit”); and

(e)	a 100% membership interest in Clipper L.L.C., a Marshall Islands limited liability company (“Clipper”).

7.	Apollo Spirit directly owns an 89% membership interest KS Apollo Spirit, a Norwegian limited partnership (“KS Apollo Spirit”).

8.	Norsk Holdings directly owns 100% of the outstanding stock of Teekay European Holdings S.a.r.l., a Luxembourg corporation (“Luxco”), which directly owns 100% of the outstanding stock of Teekay Netherlands European Holdings B.V., a Dutch corporation (“Dutchco”), which directly owns 100% of the outstanding stock of Norsk Teekay AS, a Norwegian corporation (“Norsk Teekay”).

9.	Norsk Teekay directly owns

(a)	100% of the outstanding stock of Teekay Norway HiLoad AS, a Norwegian corporation; and

(b)	100% of the outstanding stock of Teekay Norway AS, a Norwegian corporation (“Teekay Norway”).

10.	Teekay Norway directly owns:

(a)	100% of the outstanding stock of Navion Offshore Loading AS, a Norwegian corporation (“Navion Offshore”);

(b)	100% of the outstanding stock of Ugland Nordic Shipping AS, a Norwegian corporation (“Ugland Nordic”);

(c)	100% of the outstanding stock of Navion Bergen AS, a Norwegian corporation (“Bergen AS”); and

(d)	100% of the outstanding stock of Navion Gothenburg AS, a Norwegian corporation (“Gothenburg AS”).

11.	Ugland Nordic directly owns:

(a)	a 50% interest in Partrederiet Stena Ugland Shuttle Tankers II DA, a Norwegian shipping partnership regulated under the Marine Act of 1994 (Norway) (“Stena Sirita”); and

(b)	a 50% interest in Partrederiet Stena Ugland Shuttle Tankers I DA, a Norwegian shipping partnership regulated under the Marine Act of 1994 (Norway) (“Stena Alexita”).

12.	Navion Offshore directly owns 100% of the outstanding stock of Teekay Shipping Partners Holding AS, a Norwegian corporation, which directly owns 66.67% of the outstanding preferred stock of Partrederiet Teekay Shipping Partners DA, a Norwegian shipping partnership regulated under the Marine Act of 1994 (Norway) (“Heidrun Shuttles”).

13.	TOEH directly owns:

(a)	a 100% interest in VARG Production AS, a Norwegian corporation;

(b)	100% of the outstanding stock of Piranema Production AS, a Norwegian corporation, which owns a 99.99% interest in Piranema Servicios de Petroleo Ltda.;

(c)	100% of the outstanding stock of ALP Maritime Group B.V., a Dutchco which directly owns 100% of the outstanding stock of ALP Maritime Services B.V., a Dutchco, ALP Maritime Holding B.V., a Dutchco (“ALP Maritime Holding”), and ALP Ocean Towage Holding B.V., a Dutchco (“ALP Towage Holding”);

(d)	100% of the outstanding stock of Logitel Offshore Holding AS, a Norwegian corporation;

(e)	a 99.99% interest in Teekay Petrojarl I Servicos de Petroleo Ltda, a sociedad limitada organized under the laws of Brazil;

(f)	100% of the outstanding stock of Petrojarl I Production AS, a Norwegian corporation, which owns a 0.01% interest in Teekay Petrojarl I Servicos de Petroleo Ltda, a sociedad limitada organized under the laws of Brazil;

(g)	100% of the outstanding stock of T.P.O. Siri AS, a Norwegian corporation, which owns a 1% interest in Teekay Petrojarl Producao Petrolifera do Brasil Ltda., a sociedad limitada organized under the laws of Brazil (“Petrojarl Producao”);

(h)	a 50% interest in OOG-TK Libra GmbH, a limited liability company registered with the register of companies in the Republic of Austria, which owns a nominal interest in OOG-TK Libra GmbH & Co KG, a limited liability company registered with the register of companies in the Republic of Austria (“OOG-TK Libra”), which owns a 100% ownership interest in OOG-TK Libra Operator Holdings Limited, a Cayman Islands limited liability company, and 99.9% of OOG-TK Libra Producao De Petroleo Ltda., a sociedad limitada organized under the laws of Brazil;

(i)	a 50% interest in OOG-TK Libra;

(j)	100% of the outstanding stock of Teekay Grand Banks Shipping AS, a Norwegian corporation, which directly owns 100% of the outstanding stock of Teekay Grand Banks AS, a Norwegian corporation (“Grand Banks”); and

(k)	A 100% interest in Teekay Knarr AS, a Norwegian corporation.

14.	Grand Banks directly owns:

(a)	100% of the outstanding stock of Teekay (Atlantic) Management ULC, a British Columbia corporation; and

(b)	100% of the outstanding stock of Teekay (Atlantic) Chartering ULC, a British Columbia corporation.

15.	ALP Maritime Services B.V. directly owns 100% of ALP Maritime Contractors B.V., a Dutchco.

16.	ALP Maritime Holding directly owns:

(a)	100% of the outstanding stock of ALP Defender B.V., a Dutchco;

(b)	100% of the outstanding stock of ALP Keeper B.V., a Dutchco;

(c)	100% of the outstanding stock of ALP Striker B.V., a Dutchco; and

(d)	100% of the outstanding stock of ALP Sweeper B.V., a Dutchco.

17.	ALP Towage Holding directly owns:

(a)	100% of the outstanding stock of ALP Guard B.V., a Dutchco;

(b)	100% of the outstanding stock of ALP Winger B.V., a Dutchco;

(c)	100% of the outstanding stock of ALP Centre B.V., a Dutchco;

(d)	100% of the outstanding stock of ALP Forward B.V., a Dutchco;

(e)	100% of the outstanding stock of ALP Ace B.V., a Dutchco; and

(f)	100% of the outstanding stock of ALP Ippon B.V., a Dutchco.

18.	Logitel Pte directly owns:

(a)	100% of the outstanding shares of Logitel Offshore Rig I Pte. Ltd., a Singapore corporation;

(b)	100% of the outstanding shares of Logitel Offshore Rig II Pte. Ltd., a Singapore corporation; and

(c)	100% of the outstanding stock of Logitel Offshore Norway AS, a Norwegian corporation.

19.	Teekay Shuttle Tankers directly owns:

(a)	a 100% interest in Bossa Nova Spirit L.L.C., a Marshall Islands limited liability company; and

(b)	a 100% interest in Sertanejo Spirit L.L.C., a Marshall Islands limited liability company.

20.	Siri Holdings directly owns:

(a)	a 100% membership interest in T.P.O. Siri LLC, a Marshall Islands limited liability company (“Siri FPSO”); and

(b)	a 99% interest in Petrojarl Producao.

21.	Tiro Sidon directly owns:

(a)	a 1% partnership interest in Tiro Sidon UK L.L.P., a limited liability partnership incorporated in England and Wales under the Limited Liability Partnerships Act of 2000 (“Tiro Sidon UK”);

(b)	a 100% membership interest in Tiro Sidon Holdings L.L.C., a Marshall Islands limited liability company, which owns a 99% partnership interest in Tiro Sidon UK; and

(c)	a 50% interest in OOG-TKP Oil Services, Ltd., a company organized under the laws of the Cayman Islands.

22.	Tiro Sidon UK directly owns:

(a)	a 50% ownership interest in OOG-TKP FPSO GmbH, a limited liability company registered with the register of companies in the Republic of Austria; and

(b)	a 50% partnership interest in OOG-TKP FPSO GmbH & Co KG, a limited partnership registered with the register of companies in the Republic of Austria, which owns 99.9% of OOG-TKP Producao de Petroleao Ltda., a sociedad limitada organized under the laws of Brazil and a 100% interest in OOG-TKP Operator Holdings, Ltd., a company organized under the laws of the Cayman Islands (“OOG-TKP Operator”).

23.	OOG-TKP Operator owns 0.1% of OOG-TKP Producao de Petroleao Ltda, and 0.1% of OOG-TK Libra Producao De Petroleo Ltda.

SCHEDULE I-C

TANKERS OPERATING SUBSIDIARIES

	Company Name	Country Name

1.	Alpha VLCC L.L.C.	Marshall Islands

2.	Americas Spirit L.L.C.	Marshall Islands

3.	Ashkini Spirit L.L.C.	Marshall Islands

4.	Athens Spirit L.L.C.	Marshall Islands

5.	Atlanta Spirit L.L.C.	Marshall Islands

6.	Australian Spirit L.L.C.	Marshall Islands

7.	Axel Spirit L.L.C.	Marshall Islands

8.	Barcelona Spirit L.L.C.	Marshall Islands

9.	Beijing Spirit L.L.C.	Marshall Islands

10.	Beta VLCC L.L.C.	Marshall Islands

11.	Dilong Spirit L.L.C.	Marshall Islands

12.	Donegal Spirit L.L.C.	Marshall Islands

13.	Erik Spirit L.L.C.	Marshall Islands

14.	Esther Spirit L.L.C.	Marshall Islands

15.	Everest Spirit Holding L.L.C.	Marshall Islands

16.	Explorer Spirit L.L.C.	Marshall Islands

17.	Freeport Landholdings LLC	United States

18.	Galway Spirit L.L.C.	Marshall Islands

19.	Ganges Spirit LLC	Marshall Islands

20.	Gemini Tankers LLC	United States

21.	Godavari Spirit L.L.C.	Marshall Islands

22.	Helga Spirit L.L.C.	Marshall Islands

23.	High-Q Investments Limited	Hong Kong

24.	Hugli Spirit L.L.C.	Marshall Islands

25.	Iskmati Spirit L.L.C.	Marshall Islands

26.	Jiaolong Spirit L.L.C.	Marshall Islands

27.	Kanata Spirit Holding L.L.C.	Marshall Islands

28.	Kareela Spirit Holding L.L.C.	Marshall Islands

29.	Kaveri Spirit L.L.C.	Marshall Islands

30.	Kyeema Spirit Holding L.L.C.	Marshall Islands

31.	Limerick Spirit L.L.C.	Marshall Islands

32.	London Spirit L.L.C.	Marshall Islands

33.	Los Angeles Spirit L.L.C.	Marshall Islands

34.	Mahanadi Spirit L.L.C.	Marshall Islands

35.	Matterhorn Spirit L.L.C.	Marshall Islands

36.	Montreal Spirit L.L.C.	Marshall Islands

37.	Moscow Spirit L.L.C.	Marshall Islands

38.	Narmada Spirit L.L.C.	Marshall Islands

39.	Nassau Spirit Holding L.L.C.	Marshall Islands

40.	Navigator Spirit L.L.C.	Marshall Islands

41.	Oyster Bay Steamship LLC	United States

42.	Petrotrans Holdings Limited	Bermuda

43.	Pinnacle Spirit L.L.C.	Marshall Islands

44.	Rio Spirit L.L.C.	Marshall Islands

45.	Seoul Spirit L.L.C.	Marshall Islands

46.	Shenlong Spirit L.L.C.	Marshall Islands

47.	SPT Ltd.	Bermuda

48.	SPT Marine Transfer Services Ltd.	Bermuda

49.	SPT Offshore L.L.C.	United States

50.	STX Hull No. S1672 L.L.C.	Marshall Islands

51.	STX Hull No. S1673 L.L.C.	Marshall Islands

52.	STX Hull No. S1674 L.L.C.	Marshall Islands

53.	STX Hull No. S1675 L.L.C.	Marshall Islands

54.	Summit Spirit L.L.C.	Marshall Islands

55.	Sydney Spirit L.L.C.	Marshall Islands

56.	T.I.L. Holdings Limited	Marshall Islands

57.	T.I.L. I L.L.C.	Marshall Islands

58.	T.I.L. II L.L.C.	Marshall Islands

59.	T.I.L. III L.L.C.	Marshall Islands

60.	T.I.L. IV L.L.C.	Marshall Islands

61.	T.I.L. IX L.L.C.	Marshall Islands

62.	T.I.L. V L.L.C.	Marshall Islands

63.	T.I.L. VI L.L.C.	Marshall Islands

64.	T.I.L. VII L.L.C.	Marshall Islands

65.	T.I.L. VIII L.L.C.	Marshall Islands

66.	T.I.L. X L.L.C.	Marshall Islands

67.	T.I.L. XI L.L.C.	Marshall Islands

68.	T.I.L. XII L.L.C.	Marshall Islands

69.	T.I.L. XIII L.L.C.	Marshall Islands

70.	T.I.L. XIV L.L.C.	Marshall Islands

71.	Tanker Investments Ltd.	Marshall Islands

72.	Taurus Tankers L.L.C.	Marshall Islands

73.	Teekay Chartering Limited	Marshall Islands

74.	Teekay Guardian L.L.C.	Marshall Islands

75.	Teekay Lightering Services LLC	Marshall Islands

76.	Teekay Marine (Singapore) Pte. Ltd.	Singapore

77.	Teekay Marine Holdings Limited	Marshall Islands

78.	Teekay Marine Ltd	Marshall Islands

79.	Teekay Marine Solutions (Bermuda) Ltd.	Bermuda

80.	Teekay Marine Solutions Inc.	United States

81.	Teekay Marine Solutions Ltd	United Kingdom

82.	Teekay Tanker Operations Ltd.	Marshall Islands

83.	Teekay Tankers Chartering L.L.C.	Marshall Islands

84.	Teekay Tankers Holdings Limited	Marshall Islands

85.	Teekay Tankers HZ Hull No. H-1586 L.L.C.	Marshall Islands

86.	Teekay Tankers HZ Hull No. H-1587 L.L.C.	Marshall Islands

87.	Teekay Tankers HZ Hull No. H-1592 L.L.C.	Marshall Islands

88.	Teekay Tankers HZ Hull No. H-1593 L.L.C.	Marshall Islands

89.	Teekay Tankers TS Hull No. S-1415 L.L.C.	Marshall Islands

90.	Teekay Workboats LLC	United States

91.	Teesta Spirit L.L.C.	Marshall Islands

92.	Tianlong Spirit L.L.C.	Marshall Islands

93.	Tokyo Spirit L.L.C.	Marshall Islands

94.	VLCC A Investment L.L.C.	Marshall Islands

95.	VLCC B Investment L.L.C.	Marshall Islands

96.	Yamuna Spirit L.L.C.	Marshall Islands

97.	Zenith Spirit L.L.C.	Marshall Islands

SCHEDULE I-D

COMPANY OPERATING SUBSIDIARIES

	Company Name	Country

1.	African Spirit L.L.C.	Marshall Islands

2.	Al Areesh Inc.	Marshall Islands

3.	Al Areesh L.L.C.	Marshall Islands

4.	Al Daayen Inc.	Marshall Islands

5.	Al Daayen L.L.C.	Marshall Islands

6.	Al Huwaila Inc.	Marshall Islands

7.	Al Kharsaah Inc.	Marshall Islands

8.	Al Khuwair Inc.	Marshall Islands

9.	Al Marrouna Inc.	Marshall Islands

10.	Al Marrouna L.L.C.	Marshall Islands

11.	Al Shamal Inc.	Marshall Islands

12.	Alexander Spirit L.L.C.	Marshall Islands

13.	Alliance Chartering Pty Limited	Australia

14.	Alliance Tankers L.L.C.	Marshall Islands

15.	ALP Ace B.V.	Netherlands

16.	ALP Centre B.V.	Netherlands

17.	ALP Defender B.V.	Netherlands

18.	ALP Forward B.V.	Netherlands

19.	ALP Guard B.V.	Netherlands

20.	ALP Ippon B.V.	Netherlands

21.	ALP Keeper B.V.	Netherlands

22.	ALP Maritime Contractors B.V.	Netherlands

23.	ALP Maritime Group B.V.	Netherlands

24.	ALP Maritime Holding B.V.	Netherlands

25.	ALP Maritime Services B.V.	Netherlands

26.	ALP Ocean Towage Holding B.V.	Netherlands

27.	ALP Striker B.V.	Netherlands

28.	ALP Sweeper B.V.	Netherlands

29.	ALP Winger B.V.	Netherlands

30.	Alpha VLCC L.L.C.	Marshall Islands

31.	Alta Shipping, S.A.	Spain

32.	Americas Spirit L.L.C.	Marshall Islands

33.	Amundsen Spirit L.L.C.	Marshall Islands

34.	Apollo Spirit L.L.C.	Marshall Islands

35.	Arctic Spirit L.L.C.	Marshall Islands

36.	Ashkini Spirit L.L.C.	Marshall Islands

37.	Asian Spirit L.L.C.	Marshall Islands

38.	Athens Spirit L.L.C.	Marshall Islands

39.	Atlanta Spirit L.L.C.	Marshall Islands

40.	Australian Spirit L.L.C.	Marshall Islands

41.	Australian Tankships Agency Pty Ltd	Australia

42.	Axel Spirit L.L.C.	Marshall Islands

43.	Banff L.L.C.	Marshall Islands

44.	Barcelona Spirit L.L.C.	Marshall Islands

45.	Beijing Spirit L.L.C.	Marshall Islands

46.	Bermuda Spirit L.L.C.	Marshall Islands

47.	Beta VLCC L.L.C.	Marshall Islands

48.	Bossa Nova Spirit L.L.C.	Marshall Islands

49.	C VLCC L.L.C.	Marshall Islands

50.	Clipper L.L.C.	Marshall Islands

51.	Columbia Shipping LLC	Marshall Islands

52.	Conoco Shipping & Marine Development L.L.C.	Marshall Islands

53.	Creole Spirit L.L.C.	Marshall Islands

54.	Dampier Spirit L.L.C.	Marshall Islands

55.	DHJS Hull No. 2007-001 L.L.C.	Marshall Islands

56.	DHJS Hull No. 2007-002 L.L.C.	Marshall Islands

57.	Dilong Spirit L.L.C.	Marshall Islands

58.	Donegal Spirit L.L.C.	Marshall Islands

59.	DSME Hull No. 2411 L.L.C.	Marshall Islands

60.	DSME Hull No. 2416 L.L.C.	Marshall Islands

61.	DSME Hull No. 2417 L.L.C.	Marshall Islands

62.	DSME Hull No. 2423 L.L.C.	Marshall Islands

63.	DSME Hull No. 2425 L.L.C.	Marshall Islands

64.	DSME Hull No. 2430 L.L.C.	Marshall Islands

65.	DSME Hull No. 2431 L.L.C.	Marshall Islands

66.	DSME Hull No. 2433 L.L.C.	Marshall Islands

67.	DSME Hull No. 2434 L.L.C.	Marshall Islands

68.	DSME Hull No. 2461 L.L.C.	Marshall Islands

69.	DSME Option Vessel No.1 L.L.C.	Marshall Islands

70.	DSME Option Vessel No.2 L.L.C.	Marshall Islands

71.	DSME Option Vessel No.3 L.L.C.	Marshall Islands

72.	Erik Spirit L.L.C.	Marshall Islands

73.	Esther Spirit L.L.C.	Marshall Islands

74.	European Spirit L.L.C.	Marshall Islands

75.	Everest Spirit Holding L.L.C.	Marshall Islands

76.	Excalibur Shipping Company Limited	Isle of Man

77.	Excelsior B.V.B.A.	Belgium

78.	Exmar Gas Shipping Limited	Hong Kong

79.	Exmar LPG BVBA	Belgium

80.	Exmar Shipping BVBA	Belgium

81.	Explorer Spirit L.L.C.	Marshall Islands

82.	Frame Investment L.L.C.	Marshall Islands

83.	Freeport Landholdings LLC	United States

84.	Galway Spirit L.L.C.	Marshall Islands

85.	Ganges Spirit LLC	Marshall Islands

86.	Gemini Pool L.L.C.	Marshall Islands

87.	Gemini Tankers LLC	United States

88.	Gina Krog L.L.C.	Marshall Islands

89.	Gina Krog Offshore Pte Ltd	Singapore

90.	Godavari Spirit L.L.C.	Marshall Islands

91.	Golar-Nor (UK) Limited	United Kingdom

92.	Good Investment Limited	Hong Kong

93.	H.H.I. Hull No. S856 L.L.C.	Marshall Islands

94.	H.H.I. Hull No. S857 L.L.C.	Marshall Islands

95.	Hamilton Spirit L.L.C.	Marshall Islands

96.	Helga Spirit L.L.C.	Marshall Islands

97.	High-Q Investments Limited	Hong Kong

98.	Hugli Spirit L.L.C.	Marshall Islands

99.	Hummingbird Holdings L.L.C.	Marshall Islands

100.	Hummingbird Spirit L.L.C.	Marshall Islands

101.	Ikdam Production SA	France

102.	Iliad International AS	Norway

103.	Iliad International Inc.	Marshall Islands

104.	Iskmati Spirit L.L.C.	Marshall Islands

105.	Jiaolong Spirit L.L.C.	Marshall Islands

106.	Kanata Spirit Holding L.L.C.	Marshall Islands

107.	Kareela Spirit Holding L.L.C.	Marshall Islands

108.	Kaveri Spirit L.L.C.	Marshall Islands

109.	Knarr L.L.C.	Marshall Islands

110.	Krepako Inc.	Marshall Islands

111.	Krepanor AS	Norway

112.	KS Apollo Spirit	Norway

113.	KT Maritime Services (Prelude) Pty Ltd	Australia

114.	KT Maritime Services Australia Pty Ltd	Australia

115.	Kyeema Spirit Holding L.L.C.	Marshall Islands

116.	Lambada Spirit L.L.C.	Marshall Islands

117.	Laurel Shipping LLC	Marshall Islands

118.	Limerick Spirit L.L.C.	Marshall Islands

119.	Logitel Offshore Holding AS	Norway

120.	Logitel Offshore Holdings Pte. Ltd.	Singapore

121.	Logitel Offshore L.L.C.	Marshall Islands

122.	Logitel Offshore Norway AS	Norway

123.	Logitel Offshore Pte. Ltd.	Singapore

124.	Logitel Offshore Rig I L.L.C.	Marshall Islands

125.	Logitel Offshore Rig I Pte. Ltd.	Singapore

126.	Logitel Offshore Rig II L.L.C.	Marshall Islands

127.	Logitel Offshore Rig II Pte. Ltd.	Singapore

128.	Logitel Offshore Rig III L.L.C.	Marshall Islands

129.	Logitel Offshore Rig IV L.L.C.	Marshall Islands

130.	London Spirit L.L.C.	Marshall Islands

131.	Los Angeles Spirit L.L.C.	Marshall Islands

132.	Magellan Spirit ApS	Denmark

133.	Mahanadi Spirit L.L.C.	Marshall Islands

134.	MALT LNG Holdings APS	Denmark

135.	Malt LNG Netherlands Holdings B.V.	Netherlands

136.	Malt LNG Transport ApS	Denmark

137.	Malt Singapore Pte Ltd.	Singapore

138.	Matterhorn Spirit L.L.C.	Marshall Islands

139.	Mayon Spirit L.L.C.	Marshall Islands

140.	Membrane Shipping Limited	Marshall Islands

141.	Meridian Spirit ApS	Denmark

142.	Methane Spirit L.L.C.	Marshall Islands

143.	MiNT LNG I, Ltd.	Bahamas

144.	MiNT LNG II, Ltd.	Bahamas

145.	MiNT LNG III, Ltd.	Bahamas

146.	MiNT LNG IV, Ltd.	Bahamas

147.	Montreal Spirit L.L.C.	Marshall Islands

148.	Moscow Spirit L.L.C.	Marshall Islands

149.	Nakilat Holdco L.L.C.	Marshall Islands

150.	Nansen Spirit L.L.C.	Marshall Islands

151.	Narmada Spirit L.L.C.	Marshall Islands

152.	Nassau Spirit Holding L.L.C.	Marshall Islands

153.	Naviera Teekay Gas II, S.L.U.	Spain

154.	Naviera Teekay Gas III, S.L.U.	Spain

155.	Naviera Teekay Gas IV, S.L.U.	Spain

156.	Naviera Teekay Gas, S.L.U.	Spain

157.	Navigator Spirit L.L.C.	Marshall Islands

158.	Navion Bergen AS	Norway

159.	Navion Bergen L.L.C.	Marshall Islands

160.	Navion Gothenburg AS	Norway

161.	Navion Gothenburg L.L.C.	Marshall Islands

162.	Navion Offshore Loading AS	Norway

163.	Nordic Rio L.L.C.	Marshall Islands

164.	Nordic Troll & Trym L.L.C.	Marshall Islands

165.	Norsk Teekay AS	Norway

166.	Norsk Teekay Holdings Ltd.	Marshall Islands

167.	Oak Spirit L.L.C.	Marshall Islands

168.	OMI Corporation.	Marshall Islands

169.	OOG TKP FPSO GmbH	Austria

170.	OOG TKP FPSO GMBH & CO KG	Austria

171.	OOGTK Libra GmbH	Austria

172.	OOGTK Libra GmbH & Co KG	Austria

173.	OOGTK Libra Operator Holdings Limited	Cayman Islands

174.	OOGTK LIBRA PRODUCAO DE PETROLEO LTDA	Brazil

175.	OOG-TKP Oil Services Ltd.	Cayman Islands

176.	OOG-TKP Operator Holdings Limited	Cayman Islands

177.	OOG-TKP Producao de Petroleo Ltda	Brazil

178.	Orkney Spirit L.L.C.	Marshall Islands

179.	Oyster Bay Steamship LLC	United States

180.	Pan Africa LNG Transportation Company Limited	Hong Kong

181.	Pan Americas LNG Transportation Company Limited	Hong Kong

182.	Pan Asia LNG Transportation Company Limited	Hong Kong

183.	Pan Europe LNG Transportation Company Limited	Hong Kong

184.	Partrederiet Stena Ugland Shuttle Tankers I DA	Norway

185.	Partrederiet Stena Ugland Shuttle Tankers II DA	Norway

186.	Partrederiet Stena Ugland Shuttle Tankers III DA	Norway

187.	Partrederiet Teekay Shipping Partners DA	Norway

188.	Pattani Spirit L.L.C.	Marshall Islands

189.	Peary Spirit L.L.C.	Marshall Islands

190.	Petrojarl I L.L.C.	Marshall Islands

191.	Petrojarl I Production AS	Norway

192.	Petrojarl IV DA	Norway

193.	Petrotrans Holdings Limited	Bermuda

194.	Pinnacle Spirit L.L.C.	Marshall Islands

195.	Piranema L.L.C.	Marshall Islands

196.	Piranema Production AS	Norway

197.	Polar Spirit L.L.C.	Marshall Islands

198.	Polarc L.L.C.	Marshall Islands

199.	Remora AS	Norway

200.	Rio Spirit L.L.C.	Marshall Islands

201.	Samar Spirit L.L.C.	Marshall Islands

202.	Samba Spirit L.L.C.	Marshall Islands

203.	Scott Spirit L.L.C.	Marshall Islands

204.	Sebarok Spirit L.L.C.	Marshall Islands

205.	Senang Spirit L.L.C.	Marshall Islands

206.	Seoul Spirit L.L.C.	Marshall Islands

207.	Sertanejo Spirit L.L.C.	Marshall Islands

208.	Sevan Marine ASA	Norway

209.	Shenlong Spirit L.L.C.	Marshall Islands

210.	Siri Holdings L.L.C.	Marshall Islands

211.	Solaia Shipping L.L.C.	Liberia

212.	SPT Ltd.	Bermuda

213.	SPT Marine Transfer Services Ltd.	Bermuda

214.	SPT Offshore L.L.C.	United States

215.	Station Place, Inc.	Marshall Islands

216.	Stena Spirit L.L.C.	Isle of Man

217.	STX Hull No. S1672 L.L.C.	Marshall Islands

218.	STX Hull No. S1673 L.L.C.	Marshall Islands

219.	STX Hull No. S1674 L.L.C.	Marshall Islands

220.	STX Hull No. S1675 L.L.C.	Marshall Islands

221.	Summit Spirit L.L.C.	Marshall Islands

222.	Sydney Spirit L.L.C.	Marshall Islands

223.	T.I.L. Holdings Limited	Marshall Islands

224.	T.I.L. I L.L.C.	Marshall Islands

225.	T.I.L. II L.L.C.	Marshall Islands

226.	T.I.L. III L.L.C.	Marshall Islands

227.	T.I.L. IV L.L.C.	Marshall Islands

228.	T.I.L. IX L.L.C.	Marshall Islands

229.	T.I.L. V L.L.C.	Marshall Islands

230.	T.I.L. VI L.L.C.	Marshall Islands

231.	T.I.L. VII L.L.C.	Marshall Islands

232.	T.I.L. VIII L.L.C.	Marshall Islands

233.	T.I.L. X L.L.C.	Marshall Islands

234.	T.I.L. XI L.L.C.	Marshall Islands

235.	T.I.L. XII L.L.C.	Marshall Islands

236.	T.I.L. XIII L.L.C.	Marshall Islands

237.	T.I.L. XIV L.L.C.	Marshall Islands

238.	Taizhou Hull No. WZL 0501 L.L.C.	Marshall Islands

239.	Taizhou Hull No. WZL 0502 L.L.C.	Marshall Islands

240.	Taizhou Hull No. WZL 0503 L.L.C.	Marshall Islands

241.	Tangguh Hiri Finance Limited	United Kingdom

242.	Tangguh Hiri Operating Limited	United Kingdom

243.	Tangguh Sago Finance Limited	United Kingdom

244.	Tangguh Sago Operating Limited	United Kingdom

245.	Tanker Investments Ltd.	Marshall Islands

246.	Taurus Tankers L.L.C.	Marshall Islands

247.	Taurus Tankers Ltd.	United Kingdom

248.	TC LNG Shipping L.L.C.	Marshall Islands

249.	Teekay (Atlantic) Chartering ULC	Canada

250.	Teekay (Atlantic) Management ULC	Canada

251.	Teekay Acquisition Holdings L.L.C.	Marshall Islands

252.	Teekay Al Rayyan L.L.C.	Marshall Islands

253.	Teekay Australia Offshore Holdings Pty Ltd.	Australia

254.	Teekay Australia Offshore Pty Ltd.	Australia

255.	Teekay BLT Corporation	Marshall Islands

256.	Teekay Bulkers Investments Ltd.	Marshall Islands

257.	Teekay Bulkers Management Services Ltd	Marshall Islands

258.	Teekay Business Process Services, Inc.	Philippines

259.	Teekay Chartering Limited	Marshall Islands

260.	Teekay Crewing Services Pty Ltd	Australia

261.	Teekay Cyprus Limited	Cyprus

262.	Teekay Delaware Chartering Services L.L.C.	United States

263.	Teekay do Brasil Servicos Maritimos Ltda	Brazil

264.	Teekay European Holdings, S.a.r.l.	Luxembourg

265.	Teekay Finance Limited	Bermuda

266.	Teekay FSO Finance Pty Ltd.	Australia

267.	Teekay GP L.L.C.	Marshall Islands

268.	Teekay Grand Banks AS	Norway

269.	Teekay Grand Banks Shipping AS	Norway

270.	Teekay Guardian L.L.C.	Marshall Islands

271.	Teekay Hiload L.L.C.	Marshall Islands

272.	Teekay Holdings Australia Pty Ltd.	Australia

273.	Teekay Holdings Limited	Bermuda

274.	Teekay Hummingbird Production Limited	United Kingdom

275.	Teekay II Iberia, S.L.	Spain

276.	Teekay International Ship Chartering Services Inc. (IBC)	Barbados

277.	Teekay Knarr AS	Norway

278.	Teekay Lightering Services LLC	Marshall Islands

279.	Teekay LNG Finance Corp.	Marshall Islands

280.	Teekay LNG Holdco L.L.C.	Marshall Islands

281.	Teekay LNG Holdings L.P.	United States

282.	Teekay LNG Operating L.L.C.	Marshall Islands

283.	Teekay LNG Partners L.P.	Marshall Islands

284.	Teekay LNG Projects Ltd.	Canada

285.	Teekay LNG US GP L.L.C.	Marshall Islands

286.	Teekay Luxembourg S.a.r.l.	Luxembourg

287.	Teekay Marine (Singapore) Pte. Ltd.	Singapore

288.	Teekay Marine Holdings Limited	Marshall Islands

289.	Teekay Marine Ltd	Marshall Islands

290.	Teekay Marine Pty Ltd.	Australia

291.	Teekay Marine Services (Shanghai) Co., Ltd.	China

292.	Teekay Marine Solutions (Bermuda) Ltd.	Bermuda

293.	Teekay Marine Solutions Inc.	United States

294.	Teekay Marine Solutions Ltd	United Kingdom

295.	Teekay Nakilat (II) Limited	United Kingdom

296.	Teekay Nakilat (III) Corporation	Marshall Islands

297.	Teekay Nakilat Corporation	Marshall Islands

298.	Teekay Nakilat Holdings (III) Corporation	Marshall Islands

299.	Teekay Nakilat Holdings Corporation	Marshall Islands

300.	Teekay Nakilat Replacement Purchaser L.L.C.	Marshall Islands

301.	Teekay Navion Offshore Loading Pte. Ltd.	Singapore

302.	Teekay Netherlands European Holdings B.V.	Netherlands

303.	Teekay Nordic Holdings Incorporated	Marshall Islands

304.	Teekay Norway (Marine HR) AS	Norway

305.	Teekay Norway AS	Norway

306.	Teekay Norway Hiload AS	Norway

307.	Teekay Offshore Australia Trust	Australia

308.	Teekay Offshore Chartering L.L.C.	Marshall Islands

309.	Teekay Offshore Crewing AS	Norway

310.	Teekay Offshore European Holdings Cooperatief U.A.	Netherlands

311.	Teekay Offshore Finance Corp.	Marshall Islands

312.	Teekay Offshore GP L.L.C.	Marshall Islands

313.	Teekay Offshore Group Ltd.	Marshall Islands

314.	Teekay Offshore Holdings L.L.C.	Marshall Islands

315.	Teekay Offshore Operating GP L.L.C.	Marshall Islands

316.	Teekay Offshore Operating Holdings L.L.C.	Marshall Islands

317.	Teekay Offshore Operating L.P.	Marshall Islands

318.	Teekay Offshore Operating Pte. Ltd.	Singapore

319.	Teekay Offshore Partners L.P.	Marshall Islands

320.	Teekay Petrojarl 1 Servicos de Petroleo Ltda.	Brazil

321.	Teekay Petrojarl Crewing Services Pte.Ltd.	Singapore

322.	Teekay Petrojarl Floating Production UK Ltd.	United Kingdom

323.	Teekay Petrojarl Offshore Crew AS	Norway

324.	Teekay Petrojarl Offshore L.L.C.	Marshall Islands

325.	Teekay Petrojarl Offshore Siri AS	Norway

326.	Teekay Petrojarl Producao Petrolifera do Brasil Ltda.	Brazil

327.	Teekay Petrojarl Production AS	Norway

328.	Teekay Petrojarl UK Limited	United Kingdom

329.	Teekay Piranema Servicos de Petroleo Ltda	Brazil

330.	Teekay Service Holdings Cooperatief U.A.	Netherlands

331.	Teekay Servicios Maritimos, S.L.	Spain

332.	Teekay Shipbuilding Supervision Services LLC	Marshall Islands

333.	Teekay Shipping (Australia) Pty Ltd	Australia

334.	Teekay Shipping (Barbados) Ltd.	Barbados

335.	Teekay Shipping (Canada) Ltd.	Canada

336.	Teekay Shipping (Glasgow) Limited	United Kingdom

337.	Teekay Shipping (India) Pvt. Ltd.	India

338.	Teekay Shipping (Singapore) Pte Ltd	Singapore

339.	Teekay Shipping (UK) Limited	United Kingdom

340.	Teekay Shipping (USA), Inc.	United States

341.	Teekay Shipping Limited	Bermuda

342.	Teekay Shipping Nominees Pty Ltd.	Australia

343.	Teekay Shipping Norway AS	Norway

344.	Teekay Shipping Partners Holding AS	Norway

345.	Teekay Shipping Philippines, Inc.	Philippines

346.	Teekay Shipping Services, Inc.	Liberia

347.	Teekay Shipping Spain, S.L.	Spain

348.	Teekay Shuttle Tanker Finance L.L.C.	Marshall Islands

349.	Teekay Spain, S.L.	Spain

350.	Teekay Tangguh Borrower L.L.C.	Marshall Islands

351.	Teekay Tangguh Holdings Corporation	Marshall Islands

352.	Teekay Tanker Operations Ltd.	Marshall Islands

353.	Teekay Tankers Chartering L.L.C.	Marshall Islands

354.	Teekay Tankers Holdings Limited	Marshall Islands

355.	Teekay Tankers HZ Hull No. H-1586 L.L.C.	Marshall Islands

356.	Teekay Tankers HZ Hull No. H-1587 L.L.C.	Marshall Islands

357.	Teekay Tankers HZ Hull No. H-1592 L.L.C.	Marshall Islands

358.	Teekay Tankers HZ Hull No. H-1593 L.L.C.	Marshall Islands

359.	Teekay Tankers Ltd.	Marshall Islands

360.	Teekay Tankers Management Services Ltd.	Marshall Islands

361.	Teekay Tankers TS Hull No. S-1415 L.L.C.	Marshall Islands

362.	Teekay Transport, Inc.	Liberia

363.	Teekay Voyageur Production Limited	United Kingdom

364.	Teekay Workboats LLC	United States

365.	Teesta Spirit L.L.C.	Marshall Islands

366.	Tianlong Spirit L.L.C.	Marshall Islands

367.	Tiro Sidon Holdings L.L.C.	Marshall Islands

368.	Tiro Sidon L.L.C.	Marshall Islands

369.	Tiro Sidon UK LLP	United Kingdom

370.	Tokyo Spirit L.L.C.	Marshall Islands

371.	TPO Investments AS	Norway

372.	TPO Investments Inc.	Marshall Islands

373.	TPO Siri L.L.C.	Marshall Islands

374.	Ugland Nordic Shipping AS	Norway

375.	Ugland Stena Storage AS	Norway

376.	Varg L.L.C.	Marshall Islands

377.	Varg Production AS	Norway

378.	VLCC A Investment L.L.C.	Marshall Islands

379.	VLCC B Investment L.L.C.	Marshall Islands

380.	VLCC C Investment L.L.C.	Marshall Islands

381.	Voyageur L.L.C.	Marshall Islands

382.	VSSI Guaranty L.L.C.	United States

383.	Wilforce L.L.C.	Marshall Islands

384.	Wilpride L.L.C.	Marshall Islands

385.	Yamuna Spirit L.L.C.	Marshall Islands

386.	Zenith Spirit L.L.C.	Marshall Islands

387.	Zhonghua Hull No. 451 L.L.C.	Marshall Islands

ANNEX A

TEEKAY CORPORATION

LIST OF VESSELS AND OWNERS

Teekay Offshore Partners Fleet List

Fixed-Rate Shuttle Tankers - Owned	Percent Ownership	Year Built	Flag
Navion Europa**	67%	1995	Bahamas
Navion Britannia	100%	1998	Bahamas
Navion Scandia	100%	1998	Bahamas
Stena Alexita*	50%	1998	Bahamas
Navion Marita	100%	1999	Bahamas
Navion Hispania	100%	1999	Canada
Navion Oceania	100%	1999	Bahamas
Navion Anglia	100%	1999	Bahamas
Stena Sirita*	50%	1999	Bahamas
Navion Bergen	100%	2000	Bahamas
Navion Oslo	100%	2001	Bahamas
Stena Natalita*	50%	2001	Bahamas
Stena Spirit*	50%	2001	Bahamas
Nordic Spirit	100%	2001	Bahamas
Petronordic	100%	2002	Bahamas
Petroatlantic	100%	2003	Bahamas
Navion Stavanger	100%	2003	Bahamas
Nordic Rio*	50%	2004	Bahamas
Nordic Brasilia	100%	2004	Bahamas
Navion Gothenburg*	50%	2006	Bahamas
Amundsen Spirit	100%	2010	Bahamas
Nansen Spirit	100%	2010	Bahamas
Peary Spirit	100%	2011	Bahamas
Scott Spirit	100%	2011	Bahamas
Samba Spirit	100%	2013	Bahamas
Lambada Spirit	100%	2013	Bahamas
Bossa Nova Spirit	100%	2013	Bahamas
Sertanejo Spirit	100%	2013	Bahamas

(* 50% owned through joint ventures)
(** 67% owned through a joint venture)

Subtotal	28

Fixed-Rate Shuttle Tankers - In-chartered	Percent Ownership	Year Built	Flag
Aberdeen	*	1996	Bahamas
Jasmine Knutsen	*	2005	Canada
Heather Knutsen	*	2005	Canada

Subtotal	3

Fixed-Rate Shuttle Tankers - On Order	Percent Ownership	Year Built	Flag
Shuttle NB #1	100%	2017
Shuttle NB #2	100%	2017
Shuttle NB #3	100%	2018

Subtotal	3

HiLoad Dynamic Positioning Unit - Owned	Percent Ownership	Year Built	Flag
HiLoad DP No. 1	100%	2010	Cyprus

Subtotal	1

Fixed-Rate Floating Storage Offtake Vessels (FSO) - Owned	Percent Ownership	Year Built	Flag
Apollo Spirit	89%	1978	Liberia
Dampier Spirit	100%	1987	Bahamas
Pattani Spirit	100%	1988	Bahamas
Navion Saga	100%	1991	Bahamas
Falcon Spirit	100%	1986	Bahamas
Suksan Salamander	100%	1993	Bahamas

Subtotal	6

Fixed-Rate Floating Storage Offtake Vessels (FSO) - Under Conversion	Percent Ownership	Year Built	Flag
Randgrid (Gina Krog FSO)	100%	1995	Bahamas

Subtotal	1

Fixed-Rate Floating Production Storage Offtake Vessels - Owned	Percent Ownership	Year Built	Flag
Petrojarl Varg	100%	1998	Bahamas
Petrojarl Cidade de Rio das Ostras	100%	1981	Bahamas
Petrojarl I	100%	1986	Bahamas
Voyageur Spirit	100%	2008	Bahamas
Piranema Spirit	100%	2007	Bahamas
Petrojarl Cidade de Itajai	50%	2012	Bahamas
Petrojarl Knarr	100%	2014	Bahamas

Subtotal	7

Fixed-Rate Floating Production Storage Offtake Vessels - Under Conversion	Percent Ownership	Year Built	Flag
Navion Norvegia (Libra FPSO)	50%	1995	Bahamas

Subtotal	1

Unit for Maintenance and Safety - Owned	Percent Ownership	Year Built	Flag
Arendal Spirit	100%	2015	Bahamas

Subtotal	1

Long Distance Towing and Anchor Handling Vessels - Owned	Percent Ownership	Year Built	Flag
ALP Ace	100%	2006	Netherlands
ALP Winger	100%	2007	Netherlands
ALP Ippon	100%	2007	Netherlands
ALP Forward	100%	2008	Netherlands
ALP Guard	100%	2009	Netherlands
ALP Centre	100%	2010	Netherlands

Subtotal	6

Long Distance Towing and Anchor Handling Vessels - On Order	Percent Ownership	Year Built	Flag
Niigata Hull N-0081	100%	2016
Niigata Hull N-0082	100%	2016
Niigata Hull N-0083	100%	2016
Niigata Hull N-0084	100%	2016

Subtotal	4

Teekay Offshore Partners Fleet List	Number of Vessels
	Owned Vessels	Chartered-in Vessels	Newbuildings on Order	Total
Shuttle Tankers	28	3	3	34
HiLoad Dynamic Positioning Unit	1	—	—	1
Conventional Tankers	—	2	—	2
Floating Storage & Offtake (“FSO”) Vessels	6	—	1	7
Floating Production Storage & Offtake (“FPSO”) Units	7	—	1	8
Unit for Maintenance and Safety (“UMS”)	1	—	—	1
Long Distance Towing and Anchor Handling Vessels	6	—	4	10

Total	49	3	11	63

Teekay LNG Partners Fleet List

Fixed-Rate LNG Carriers	Percent Ownership	Year Built	Flag
Arctic Spirit	100%	1993	Bahamas
Polar Spirit	100%	1993	Bahamas
Excalibur	50%	2002	Belgium
Hispania Spirit	100%	2002	Spain
Catalunya Spirit	100%	2003	Spain
Galicia Spirit	100%	2004	Spain
Madrid Spirit	100%	2004	Spain
Excelsior	50%	2005	Belgium
Al Marrouna	70%	2006	Bahamas
Al Areesh	70%	2007	Bahamas
Al Daayen	70%	2007	Bahamas
Methane Spirit	52%	2008	Singapore
Marib Spirit	52%	2008	Marshall Islands
Arwa Spirit	52%	2008	Marshall Islands
Tangguh Hiri	70%	2008	Bahamas
Al Huwaila	40%	2008	Bahamas
Al Kharsaah	40%	2008	Bahamas
Al Shamal	40%	2008	Bahamas
Al Khuwair	40%	2008	Bahamas
Magellan Spirit	52%	2009	Danish Int’l Reg.
Tangguh Sago	70%	2009	Bahamas
Woodside Donaldson	52%	2009	Singapore
Meridian Spirit	52%	2010	Danish Int’l Reg.
Soyo	33%	2011	Bahamas
Malanje	33%	2011	Bahamas
Lobito	33%	2011	Bahamas
Cubal	33%	2012	Bahamas
Wilforce	100%	2013	Norwegian Int’l Reg.
Wilpride	100%	2013	Norwegian Int’l Reg.
Creole Spirit	100%	2016	Bahamas
Oak Spirit	100%	2016	Bahamas

Subtotal	31

Fixed-Rate LNG Carrier Newbuildings	Percent Ownership	Year Built	Flag
MEGI LNG - Hull 2411	100%	2017
MEGI LNG - Hull 2416	100%	2017
MEGI LNG - Hull 2417	100%	2017
MEGI LNG - Hull 2453	100%	2018
MEGI LNG - Hull 2454	100%	2018
MEGI LNG - Hull 2455	100%	2018
MEGI LNG - Hull 2461	100%	2018
Hudong Zhonghua LNG - Hull 1663	30%	2017
Hudong Zhonghua LNG - Hull 1664	30%	2018
Hudong Zhonghua LNG - Hull 1665	20%	2018
Hudong Zhonghua LNG - Hull 1666	20%	2019
ARC7 Icebreaker LNG - Hull 2423	50%	2018
ARC7 Icebreaker LNG - Hull 2425	50%	2018
ARC7 Icebreaker LNG - Hull 2430	50%	2019
ARC7 Icebreaker LNG - Hull 2431	50%	2019
ARC7 Icebreaker LNG - Hull 2433	50%	2020
ARC7 Icebreaker LNG - Hull 2434	50%	2020
MEGI LNG - Hull S856	100%	2019
MEGI LNG - Hull S857	100%	2019

Subtotal	19

LPG Carrier - Owned	Percent Ownership	Year Built	Flag
Courcheville	50%	1989	Belgium
Kemira Gas	50%	1995	Belgium
Touraine	50%	1996	Hong Kong
Brugge Venture	50%	1997	Hong Kong
Eupen	50%	2005	Belgium
Bastogne	50%	2002	Belgium
Norgas Napa	100%	2003	Singapore
Libramont	50%	2006	Belgium
Sombeke	50%	2006	Belgium
Norgas Pan	100%	2009	Singapore
Norgas Cathinka	100%	2009	Singapore
Norgas Camilla	100%	2011	Singapore
Norgas Unikum	100%	2011	Singapore
Norgas Vision	100%	2011	Singapore
Waasmuntster	50%	2014	Belgium
Warinsart	50%	2014	Belgium
Waregem	50%	2014	Belgium
Warisoulx	50%	2015	Belgium
Kaprijke	50%	2015	Belgium
Knokke	50%	2016	Belgium
Kontich	50%	2016	Belgium

Subtotal	21

LPG Carrier - In-chartered	Percent Ownership	Year Built	Flag
Brussels	*	1997	Belgium
Antwerpen	*	2005	Hong Kong
Odin	*	2005	Singapore
BW Tokyo	*	2009	Singapore

Subtotal	4

LPG Carrier - Newbuildings	Percent Ownership	Year Built	Flag
HHIC Hull P0103	50%	2016	Belgium
HHIC Hull P0126	50%	2017	Belgium
HHIC Hull P0127	50%	2017	Belgium
HHIC Hull P0135	50%	2017	Belgium
HHIC Hull P0137	50%	2018	Belgium

Subtotal	5

Fixed-rate Conventional Tankers - Owned	Percent Ownership	Year Built	Flag
African Spirit	100%	2003	Bahamas
European Spirit	100%	2003	Bahamas
Teide Spirit	*	2004	Spain
Asian Spirit	100%	2004	Bahamas
Toledo Spirit	*	2005	Spain

Subtotal	5

Fixed-rate Product Tankers - Owned	Percent Ownership	Year Built	Flag
Alexander Spirit	100%	2007	Bahamas

Subtotal	1

Teekay LNG Partners Fleet List	Number of Vessels
	Owned Vessels	Chartered-in vessels	Newbuildings on Order	Total
LNG Carriers	31	—	19	50
LPG Carriers	21	4	5	30
Suezmax Tankers	5	—	—	5
Product Tanker	1	—	—	1

Total	58	4	24	86

Teekay Tankers Fleet List

Conventional Tankers - Owned	Percent Ownership	Year Built	Flag
Product Tanker
Hugli Spirit	100%	2005	Bahamas
Donegal Spirit	100%	2006	Bahamas
Galway Spirit	100%	2007	Bahamas
Limerick Spirit	100%	2007	Bahamas
Seletar Spirit	100%	2010	Bahamas
Sebarok Spirit	100%	2011	Bahamas
Luzon Spirit	100%	2011	Bahamas
Leyte Spirit	100%	2011	Bahamas
Aframax
Kanata Spirit	100%	1999	Bahamas
Kareela Spirit	100%	1999	Bahamas
Kyeema Spirit	100%	1999	Bahamas
Americas Spirit	100%	2003	Bahamas
Australian Spirit	100%	2004	Bahamas
Everest Spirit	100%	2004	Bahamas
Axel Spirit	100%	2004	Bahamas
Esther Spirit	100%	2004	Bahamas
Matterhorn Spirit	100%	2005	Bahamas
Helga Spirit	100%	2005	Bahamas
Erik Spirit	100%	2005	Bahamas
SPT Explorer	100%	2008	Bahamas
Navigator Spirit	100%	2008	Bahamas
Yamato Spirit	100%	2008	Bahamas
Suezmax
Yamuna Spirit	100%	2002	Bahamas
Ganges Spirit	100%	2002	Bahamas
Narmada Spirit	100%	2003	Malta
Ashkini Spirit	100%	2003	Bahamas
Iskmati Spirit	100%	2003	Bahamas
Kaveri Spirit	100%	2004	Bahamas
Godavari Spirit	100%	2004	Malta
Seoul Spirit	100%	2005	Bahamas
Montreal Spirit	100%	2006	Bahamas
Tokyo Spirit	100%	2006	Bahamas
Los Angeles Spirit	100%	2007	Bahamas
Pinnacle Spirit	100%	2008	Bahamas
Summit Spirit	100%	2008	Bahamas
Zenith Spirit	100%	2009	Bahamas
Beijing Spirit	100%	2010	Bahamas
Moscow Spirit	100%	2010	Bahamas
Atlanta Spirit	100%	2011	Bahamas
London Spirit	100%	2011	Bahamas
Barcelona Spirit	100%	2011	Bahamas
Athens Spirit	100%	2012	Bahamas
Sydney Spirit	100%	2012	Bahamas
Rio Spirit	100%	2013	Bahamas
VLCC
Hong Kong Spirit	50%	2013	Hong Kong

Subtotal	45

Conventional Tankers - In-chartered	Percent Ownership		Year Built	Flag
Product Tanker
Four Wind		*	2009	Italy
FPMC P Hero		*	2011	Liberia
Aframax
Blue River		*	2002	Liberia
Astro Saturn		*	2003	Greece
Bergitta		*	2007	Bahamas
BM Breeze		*	2008	Panama
RBD Anema E Core		*	2010	Italy

Subtotal	7

Teekay Tankers Fleet List	Number of Vessels
	Owned Vessels	Chartered-in vessels	Newbuildings on Order	Total
Product Tankers	8	2	—	10
Aframax Tankers	14	5	—	19
Suezmax Tankers	22	—	—	22
VLCC Tankers	1	—	—	1

Total	45	7	—	52

Teekay Corporation Fleet List

Aframax Tankers - In-chartered	Percent Ownership		Year Built	Flag
Constitution Spirit		*	1999	Marshall Islands
Sentinel Spirit		*	1999	Marshall Islands

Subtotal	2

VLCC - Owned	Percent Ownership	Year Built	Flag
Shoshone Spirit	100%	2011	Marshall Islands

Subtotal	1

Fixed-Rate Floating Production Storage Offtake Vessels - Owned	Percent Ownership	Year Built	Flag
Petrojarl Foinaven	100%	1998	Bahamas
Petrojarl Banff	100%	1998	Isle of Man
Hummingbird Spirit	100%	2007	Bahamas

Subtotal	3

Teekay Corporation Fleet List	Number of Vessels
	Owned Vessels	Chartered-in Vessels	Newbuildings / Conversions	Total
Spot Tanker Fleet:
VLCC	1	—	—	1
Aframaxes	—	2	—	2
Total Spot Tankers	1	2	—	3
Fixed-rate Fleet
Floating Production Storage & Offtake (“FPSO”) Units	3	—	—	3
Total Fixed Rate	3	—	—	3

Total	4	2	—	6

ANNEX B

TEEKAY CORPORATION

Common Stock

TERMS AGREEMENT

[    ]

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York, 10013

Dear Sirs:

Teekay Corporation, a Marshall Islands corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated September 9, 2016 (the “Equity Distribution Agreement”), between the Company and Citigroup Global Markets Inc., to issue and sell to Citigroup Global Markets Inc. the securities specified in the Schedule I hereto (the “Purchased Shares”) [, and solely for the purpose of covering over-allotments, to grant to Citigroup Global Markets Inc. the option to purchase the additional securities specified in the Schedule I hereto (the “Additional Shares”)].

[Citigroup Global Markets Inc. shall have the right to purchase from the Company all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Purchased Shares, at the same purchase price per share to be paid by Citigroup Global Markets Inc. to the Company for the Purchased Shares. This option may be exercised by Citigroup Global Markets Inc. at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Shares.]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by Citigroup Global Markets Inc., as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any

Option Closing Date], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] in relation to the Prospectus as amended and supplemented to relate to the Purchased Shares.

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares [and the Additional Shares], in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to Citigroup Global Markets Inc. and the latter agrees to purchase from the Company the number of the Purchased Shares at the time and place and at the purchase price set forth in the Schedule I hereto.

Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Equity Distribution Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Manager and the Company.

TEEKAY CORPORATION

By:
Name:
Title:

ACCEPTED as of the date

first written above.

Citigroup Global Markets Inc.

By:
Name:
Title:

[Form of Terms Agreement]	Schedule I to the Terms Agreement

Title of Purchased Shares [and Additional Shares]:	Common Stock

Number of Purchased Shares:

[Number of Additional Shares:]

[Price to Public:]

Purchase Price by Citigroup Global Markets Inc.:

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery:

Free delivery of the Shares to the Manager’s account at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:

(1) The opinions referred to in Sections 4.12-4.19.

(2) The opinion referred to in Section 4.20.

(3) The accountant’s letter referred to in Section 4.21.

(4) The officers’ certificate referred to in Section 4.11.

(5) Such other documents as the Manager shall reasonably request.

ANNEX C

OPINION FROM COMPANY’S U.S. COUNSEL

Opinion should be to the effect that:

1.	The statements with respect to legal matters or legal conclusions in the (a) Registration Statement and the Prospectus under the caption “Material United States Federal Income Tax Considerations” and (b) Form 20-F for the year ended December 31, 2015, filed with the Commission on April 26, 2016 (the “Form 20-F”) under the captions “Item 4. Information on the Company—E. Taxation of the Company—United States Taxation” and “Item 10. Additional Information—Material U.S. Federal Income Tax Considerations” are, in all material respects, an accurate discussion of the material U.S. federal income tax considerations addressed therein. (We do not opine or comment on the representations and statements of fact of the Company included in such discussion.)

2.	Our opinion filed as Exhibit 8.1 to the Form 6-K furnished to the Commission on September 9, 2016 and incorporated by reference into the Registration Statement is confirmed and you may rely upon such opinion as if it were addressed to you.

3.	To our knowledge and except as described in the Registration Statement, the Prospectus, the TGP LPA and the TOO LPA, there are no outstanding options or warrants to purchase (a) any Common Stock or other interests in the Company, or (b) any equity interests in the Operating Subsidiaries.

4.	To our knowledge, there are no contracts, agreements or understandings between any of the Teekay Entities and any person granting such person the right to require the Company to include any securities of any of the Teekay Entities owned or to be owned by such person in the securities registered pursuant to the Registration Statement, except for any rights pursuant to (i) the Registration Rights Agreement, dated November 16, 2015 among the Company and J.P. Morgan Securities LLC, for itself and as representative of the several initial purchasers listed in Schedule 1 thereto, (ii) the Registration Rights Agreement among Teekay Corporation, Tradewinds Trust Co. Ltd., as Trustee for the Cirrus Trust, and Worldwide Trust Services Ltd., as Trustee for the JTK Trust, and (iii) the Registration Rights Agreement by and among the Company and the Purchasers named on Schedule A thereto, dated as of June 29, 2016, with respect to Common Stock of the Company (collectively, the “Registration Rights”), which Registration Rights have been waived or do not apply with respect to the Offering.

5.	The statements in the Registration Statement under the caption “Description of Capital Stock” and in the Form 20-F under the captions “Item 7. Major Shareholders and Certain Relationships and Related Party Transactions”, “—Relationships with our Public Entity Subsidiaries—Competition with Teekay Tankers, Teekay Offshore and Teekay LNG” and “—Relationships with our Public Entity Subsidiaries—Services, Management and Pooling Arrangements”, insofar as the statements purport to describe the provisions of documents and laws referred to therein, are accurate in all material respects.

6.

The Registration Statement became effective under the Act on September 2, 2016; the Prospectus has been filed with the Commission pursuant to Rule 424(b) under the Act in a manner and within the time period required by Rule 424(b); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceeding for that purpose has been instituted or is pending or threatened by the Commission.

7.	Without independent verification of the factual accuracy, completeness or fairness of any statements made in the Registration Statement or the Prospectus, each of the Registration Statement, on the Effective Date, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) under the Act and on the date hereof (except for the financial statements and financial schedules, and other financial and statistical information included therein, as to which we express no opinion) appears on its face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder.

8.	The Company’s offering, issuance and sale of the Shares, and the Company’s execution and delivery of the Equity Distribution Agreement, and consummation of the transactions contemplated by the Equity Distribution Agreement do not (a) violate statutory or regulatory U.S. federal laws or statutory or regulatory laws of the State of New York that counsel exercising customary professional judgment would in our experience reasonably recognize as typically applicable to agreements similar to the Equity Distribution Agreement and transactions similar to the transactions contemplated by the Equity Distribution Agreement, or (b) conflict with or constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any Material Agreement. (We do not comment or opine as to compliance with any financial covenants or financial ratios contained in any such documents.) “Material Agreement” means any indenture, contract, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement or instrument filed by the Company as an exhibit to the Registration Statement (including any document filed as an exhibit to any document incorporated by reference into the Registration Statement).

9.	Without independent verification of the factual accuracy, completeness or fairness of the documents incorporated by reference in the Registration Statement and the Prospectus or any further amendment or supplement thereto made by the Company prior to the date hereof (other than exhibits thereto and the financial statements and financial schedules, and other financial and statistical information included therein, as to which we express no opinion), when they became effective or were filed with the Commission, as the case may be, each of such documents appears on its face to be appropriately responsive in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder.

10.	To our knowledge, (a) there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Teekay Entity or its property of a character required to be disclosed in the Registration Statement or the Prospectus that is not disclosed in the Registration Statement or the Prospectus as required and (b) there is no agreement, franchise, contract, indenture, lease or other document or instrument of a character that is required to be described in the Registration Statement or the Prospectus by the Act or to be filed by the Act as an exhibit to the Registration Statement that is not described or filed as required.

11.	The Company is not, and immediately upon giving effect to the Offering, the sale of the Shares and the application of the proceeds thereof as described under “Use of Proceeds” in the Prospectus, will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended.

12.	All consents, approvals, authorizations or other orders of, or registrations or filings on the part of the Company with any United States federal or New York governmental or regulatory authority required for the issuance of securities, the execution and delivery by the Company of the Equity Distribution Agreement and the consummation of the transactions contemplated by the Equity Distribution Agreement have been made or obtained.

13.	Teekay LNG Holdings LP is validly existing and in good standing as a limited partnership under the law of the State of Delaware and has the limited partnership power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus.

ANNEX D

OPINION FROM THE COMPANY’S ASSOCIATE GENERAL COUNSEL OR GENERAL COUNSEL

Opinion should be to the effect that:

Such counsel has examined originals, or copies certified or otherwise identified to such counsel’s satisfaction, of the Registration Statement and the Prospectus and has participated in conferences with officers and other representatives of the Teekay Entities and the independent public accountants of the Company and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus, no facts have come to such counsel’s attention that cause such counsel to believe that:

(a)	the Registration Statement, as of the date of the Equity Distribution Agreement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or

(b)	the Prospectus, as of its issue date and the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading

(except that, with respect to clauses (a) and (b) of this sentence, such counsel makes no statement with respect to (i) any financial statements, including the notes and schedules thereto and the auditors’ reports, if any, thereon or (ii) other financial or statistical data included in the Registration Statement or the Prospectus).

ANNEX E

OPINION FROM COMPANY’S MARSHALL ISLANDS COUNSEL

Opinion should be to the effect that:

1.	The Company is a corporation domesticated, validly existing and in good standing under Marshall Islands Law and has the corporate power and authority to own or lease its properties and to conduct its business, in each case in all material respects, as described in the in the Registration Statement and Prospectus.

2.	The Equity Distribution Agreement has been duly authorized, validly executed and delivered by the Company.

3.	The Company has all requisite corporate power to execute and deliver the Equity Distribution Agreement, to perform its obligations thereunder, including without limitation the issuance, sale and delivery of the Shares as contemplated thereunder, and to consummate the other transactions contemplated thereby, all in accordance with and upon the terms and conditions set forth in the Equity Distribution Agreement.

4.	The Shares have been duly authorized and, when issued and delivered by the Company after full payment therefor pursuant to and in compliance with the Equity Distribution Agreement, will be validly issued, fully paid and nonassessable.

5.	The execution, delivery and performance of the Equity Distribution Agreement by the Company, including without limitation the offering, issuance and sale of the Shares as contemplated thereunder, or the consummation of the transactions contemplated thereby, do not and will not (i) conflict with or constitute a violation of the organizational documents of the Company or any Marshall Islands Entity, (ii) violate any statute, law, rule, regulation, judgment, order or decree of which we are aware of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority situated in the Republic of the Marshall Islands directed to the Company or result in a proceeding before such court, regulatory body, administrative agency, governmental body, arbitrator or other authority in the Republic of the Marshall Islands to which either of them is a party, (iii) violate Marshall Islands Law, or (iv) to our knowledge, result in the creation or imposition of any pledges, liens, encumbrances, security interests, charges, equities or other claims by operation of law of the Republic of the Marshall Islands upon any property or assets of the Company or the Marshall Islands Entities.

6.	The choice of New York law to govern the Equity Distribution Agreement constitutes a valid choice of law under Marshall Islands Law.

7.

Teekay Holdings Limited, a Bermuda corporation (“Teekay Holdings”), owns of record 100% of the membership interests in each of Teekay GP L.L.C. (“TGP GP”), and Teekay Offshore GP L.L.C. (“TOO GP”), each a limited liability company formed under Marshall Islands Law. Such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of TGP GP and the limited liability company agreement of TOO GP, respectively, and are fully paid (to the extent required under such limited liability company agreements) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands Limited Liability Company Act of 1996 and except as may be provided in the respective limited liability company agreements of TGP GP and TOO GP).

8.	TGP GP owns of record a 2.0% general partner interest in Teekay LNG Partners L.P., a limited partnership formed under Marshall Islands Law (“TGP”), and is the sole general partner of TGP. Such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of TGP (as amended or restated prior to the date hereof, the “TGP LPA”). To our knowledge, TGP GP beneficially owns such general partner interest free and clear of all pledges, liens, encumbrances, security interests or other claims, except for the Claim Exceptions. The term “Claim Exceptions” with respect to any limited liability company membership interest, shareholding interest, limited partnership interest or other interest as used herein shall mean: (i) pledges, liens, encumbrances, security interests or other claims as described in, referred to (including by incorporation by reference) or disclosed in the Registration Statement or Prospectus, (ii) any liens pursuant to credit agreements, security agreements or financing documents described in, referred to (including by incorporation by reference) or disclosed in the Registration Statement or Prospectus, and (iii) restrictions on transferability contained in the relevant organizational documents or under applicable securities laws, as applicable.

9.	TGP GP owns of record 100% of the Incentive Distribution Rights (as defined in the TGP LPA) of TGP. The Incentive Distribution Rights of TGP have been duly authorized and validly issued in accordance with the TGP LPA, and are fully paid (to the extent required under the TGP LPA) and nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act and except as may otherwise be provided in the TGP LPA). To our knowledge, TGP GP beneficially owns such Incentive Distribution Rights free and clear of all pledges, liens, encumbrances, security interests or other claims, except for the Claim Exceptions.

10.	TGP owns of record a 100% membership interest in Teekay LNG Operating L.L.C., a limited liability company formed under Marshall Islands Law (“TGP Operating Company”). Such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of TGP Operating Company, as amended or restated prior to the date hereof, and is fully paid (to the extent required under such limited liability company agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands Limited Liability Company Act of 1996 and except as may be provided in the limited liability company agreement of TGP Operating Company). To our knowledge, TGP beneficially owns such membership interest free and clear of all pledges, liens, encumbrances, security interests or other claims, except for the Claim Exceptions.

11.	TOO GP owns of record a 2.0% general partner interest (excluding preferred units) in Teekay Offshore Partners L.P., a limited partnership formed under Marshall Islands Law

(“TOO”), and is the sole general partner of TOO. Such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of TOO (as amended or restated prior to the date hereof, the “TOO LPA”). To our knowledge, TOO GP beneficially owns such general partner interest free and clear of all pledges, liens, encumbrances, security interests or other claims, except for the Claim Exceptions.

12.	TOO GP owns of record 100% of the Incentive Distribution Rights (as defined in the TOO LPA) of TOO. As of the date hereof, 38,211,772 common units of TOO (the “TOO Sponsor Units”) are owned by Teekay Finance Limited, a Bermuda company (“Teekay Finance”), through brokerage accounts. The TOO Sponsor Units and Incentive Distribution Rights of TOO have been duly authorized and validly issued in accordance with the TOO LPA, and are fully paid (to the extent required under the TOO LPA) and nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act and except as may otherwise be provided in the TOO LPA). To our knowledge, TOO GP beneficially owns such Incentive Distribution Rights free and clear of all pledges, liens, encumbrances, security interests or other claims, except for the Claim Exceptions.

13.	TOO owns of record a 100% membership interest in Teekay Offshore Holdings L.L.C., a limited liability company formed under Marshall Islands Law. Such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Teekay Offshore Holdings L.L.C., as amended prior to the date hereof, and is fully paid (to the extent required under such limited liability company agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands Limited Liability Company Act of 1996 and except as otherwise may be provided in the limited liability company agreement of Teekay Offshore Holdings L.L.C.). To our knowledge, TOO beneficially owns such membership interest free and clear of all pledges, liens, encumbrances, security interests or other claims, except for the Claim Exceptions.

14.	Teekay Offshore Holdings L.L.C. owns of record a 100% membership interest in Teekay Offshore Operating GP L.L.C., a limited liability company formed under Marshall Islands Law (“OLP GP”). Such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of OLP GP, as amended prior to the date hereof, and is fully paid (to the extent required under such limited liability company agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands Limited Liability Company Act of 1996 and except as otherwise may be provided in the limited liability company agreement of OLP GP). To our knowledge, Teekay Offshore Holdings L.L.C. beneficially owns such membership interest free and clear of all pledges, liens, encumbrances, security interests or other claims, except for the Claim Exceptions.

15.

Teekay Offshore Holdings L.L.C. owns of record a 99.09% limited partnership interest in Teekay Offshore Operating L.P., a limited partnership formed under Marshall Islands Law (“TOO Operating Company”). OLP GP owns of record a 0.91% general partnership interest in TOO Operating Company. All such partnership interests have been duly authorized and validly issued in accordance with the partnership agreement of TOO Operating Company, as amended or restated prior to the date hereof, and are fully paid (to the extent required under such partnership agreement) and, with respect to the limited partner interests, are nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act and except as may otherwise be provided in the partnership agreement of TOO Operating Company). To our knowledge, Teekay Offshore Holdings L.L.C. and OLP GP beneficially own such partnership interest free and clear of all pledges, liens, encumbrances, security interests or other claims, except for the Claim Exceptions.

16.	Teekay Finance owns 16,754,474 shares of Class A Common Stock, par value $0.01 per share, of Teekay Tankers Ltd., a corporation incorporated under Marshall Islands Law (“TNK”), through brokerage accounts. Teekay Holdings owns of record 23,232,757 shares of Class B Common Stock, par value $0.01 per share, of TNK. All such shares of Class A Common Stock and shares of Class B Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable.

17.	The entities formed or incorporated under Marshall Islands Law (the “Marshall Islands Operating Subsidiaries”) and identified in Schedule A hereto under the heading “Marshall Islands Operating Subsidiary” are owned of record as described on Schedule A hereto. The equity interests in each of the Marshall Islands Operating Subsidiaries have been duly authorized and validly issued in accordance with the respective organizational documents of each such Marshall Islands Operating Subsidiary, as amended or restated prior to the date hereof, and are fully paid (to the extent required under the applicable organizational document) and nonassessable (except as such nonassessability may be affected by applicable Marshall Islands Law and except as may be provided in the applicable organizational documents). To our knowledge, each of the Company, Teekay Offshore Holdings L.L.C., TOO Operating Company, Teekay Chartering Limited, Teekay Nakilat Holdings Corporation, TGP Operating Company, TOO and Hummingbird Holdings L.L.C., as the case may be, beneficially owns the stock or membership interests, as applicable, of each of the Marshall Islands Operating Subsidiaries as described in parts 1, 2, 3, 4, 5, 6, 7, 8, 9, 10 and 11A of Schedule A, as applicable, free and clear of all pledges, liens, encumbrances, security interests or other claims, except for Claim Exceptions.

18.	Each of TGP GP, TOO GP, TGP, TOO, TNK, TGP Operating Company, Teekay Offshore Holdings L.L.C., OLP GP and TOO Operating Company has been duly formed or incorporated and each such entity and each of the Marshall Islands Operating Subsidiaries (collectively, the “Marshall Islands Entities”) is validly existing and in good standing as a limited liability company, limited partnership or corporation, as applicable, under Marshall Islands Law, and each has the limited liability company, limited partnership or corporate, as applicable, power and authority to own or lease its properties and to conduct its business, in each case in all material respects, as described in the Registration Statement or Prospectus.

19.	Except as described in the Registration Statement or Prospectus or incorporated by reference therein, there are no preemptive rights or other rights to subscribe for or to purchase any equity interests in the Company, in each case pursuant to the organizational documents of the Company. To our knowledge, and except as described in the Registration Statement or the Prospectus (inclusive of the documents incorporated by reference therein), there are no outstanding options or warrants to purchase any stock of the Company.

20.	Except as referred to (including by incorporation by reference) or described in the Registration Statement or the Prospectus, no permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body of the Republic of the Marshall Islands having jurisdiction over the Company or any of its properties is required in connection with the execution and delivery of the Equity Distribution Agreement by the Company, or the performance of the transactions contemplated thereby, including without limitation the offering, issuance and sale of the Shares as contemplated thereunder.

21.	To our knowledge, no permits, consents, licenses, franchises, concessions, certificates and authorizations (collectively, “Permits”) of, or declarations or filings with, any governmental or regulatory authorities of the Republic of the Marshall Islands are required for any of the Company or the Marshall Islands Entities to own or lease its properties and to conduct its business in the manner described in the Registration Statement and the Prospectus, other than such Permits, declarations or filings with any Republic of the Marshall Islands governmental authority currently held or previously obtained, applied, received or filed by any of the Company or the applicable Marshall Islands Entity or required for the ownership or operations of vessels or rigs that are flagged in the Marshall Islands.

22.	The statements (i) in the Registration Statement and Prospectus under the captions “Non-United States Tax Considerations” and “Service of Process and Enforcement of Civil Liabilities” and (ii) in the Company’s Form 20-F for the year ended December 31, 2015 under the captions “Item 4. Information on the Company — E. Taxation of the Company — Marshall Islands Taxation” and “Item 10. Additional Information — Non-United States Tax Considerations — Marshall Islands Tax Considerations”, insofar as they purport to constitute summaries of Marshall Islands Law or legal conclusions of Marshall Islands Law, fairly describe in all material respects the portions of the statutes and regulations addressed thereby, subject to the qualifications and assumptions stated therein.

23.

A judgment granted by a foreign court against the Company may be recognized in the Republic of the Marshall Islands, to the extent that the foreign judgment grants or denies recovery of a sum of money, other than a judgment for taxes, a fine or other penalty, or a judgment for support in matrimonial matters, and so long as the judgment is final and conclusive and enforceable where rendered even though an appeal therefrom is pending, or subject to appeal (although the court may stay in proceedings until the relevant appeal has been determined or until the expiration of a period of time sufficient to enable the defendant to prosecute the appeal). A foreign judgment is not conclusive if: (i) the judgment was rendered under a system which does not provide impartial tribunals or procedures compatible with the requirements of due process of law, (ii) the foreign court did not have personal jurisdiction over the defendant, (iii) the foreign court did not have jurisdiction over the subject matter, or (iv) the foreign court does not recognize or enforce the judgments of any other foreign nation. A foreign judgment need not be recognized if: (i) the defendant in the proceedings in the foreign court did not receive notice of the proceedings in sufficient time to enable him to defend, (ii) the judgment was obtained by fraud, (iii) the cause of action on which the judgment is based is repugnant to the public policy of the Republic of the Marshall Islands, (iv) the judgment conflicts with another final and conclusive judgment, (v) the proceeding in the foreign court was contrary to an agreement between the parties under which the dispute in question was to be settled otherwise than by proceedings in the court, or (vi) in the case of jurisdiction based only on personal service, the foreign court was a seriously inconvenient forum for the trial of the action.